SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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ALARIS Medical Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALARIS Medical Systems, Inc.
10221 Wateridge Circle
San Diego, CA 92121
(phone) (858) 458-7000
(fax) (858) 458-6760

March 24, 2004

Dear Shareholder:

                I cordially invite you to attend the 2004 annual meeting of stockholders of ALARIS Medical Systems, Inc. at the Del Mar Marriott Hotel, 11966 El Camino Real, San Diego, California on Wednesday, April 28, 2004, beginning at 10:30 a.m., to address all matters that may properly come before the meeting.

                The annual meeting will begin with a discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement. We will report on business operations, including the progress of our medication safety strategy, followed by a discussion on other business matters properly brought before the meeting. I will allow adequate time for your questions and comments.

                Your vote is very important. Whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy card in the enclosed envelope, by voting via the Internet as instructed on the proxy card or by calling the toll-free telephone number listed on the proxy card. If you plan to attend the meeting, please mark the “WILL ATTEND” box on your proxy card.

                Thank you for your support and continued interest in ALARIS Medical Systems, Inc.

Very truly yours, /s/ David L. Schlotterbeck David L. Schlotterbeck President and Chief Executive Officer

ALARIS Medical Systems, Inc.
10221 Wateridge Circle
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2004

To Our Stockholders:

                The 2004 annual meeting of stockholders of ALARIS Medical Systems, Inc. will be held at the Del Mar Marriott Hotel, 11966 El Camino Real, San Diego, California on Wednesday, April 28, 2004, beginning at 10:30 a.m., to address all matters that may properly come before the meeting.

                At the meeting, you will be asked to vote to:

(1)	Elect seven directors;

(2)	Approve our 2004 Stock Incentive Plan, which will replace our 1996 Stock Option Plan;

(3)	Approve an amendment to our Non-Employee Director Stock Option Plan; and

(4)	Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004.

                Stockholders of record at the close of business on March 1, 2004 are entitled to notice of and to vote at the meeting or any postponement or adjournment of the meeting. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose reasonably related to the meeting during ordinary business hours in the office of the Secretary of the Company during the ten days prior to the meeting.

                Even if you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy in one of the following ways: (1) by completing, signing, dating and returning your proxy card in the enclosed envelope; (2) by voting via the Internet as instructed on the proxy card; or (3) by calling the toll-free telephone number listed on the proxy card.

                Finally, if you do plan to attend the meeting, please mark the “WILL ATTEND” box on your proxy card and return it as soon as possible. Seating is limited and admission to the meeting will be on a first-come, first-served basis.

By Order of the Board of Directors, /s/ Stuart E. Rickerson Stuart E. Rickerson Secretary

March 24, 2004
San Diego, California

YOUR VOTE IS IMPORTANT

Regardless of the number of shares you own, your vote is important to us.

If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting.

To ensure that your shares will be voted at the meeting, please vote in one of these ways:

(1)	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the enclosed return envelope;

OR

(2)	VOTE VIA THE INTERNET at www.voteproxy.com;

OR

(3)	CALL THE TOLL-FREE TELEPHONE NUMBER 1-800-PROXIES (1-800-776-9437) (this call is toll-free in the United States).

Mark the “WILL ATTEND” box on your proxy card if you plan to attend the meeting.

If you attend the meeting, you may revoke your proxy and vote by ballot.

If you hold your shares through a bank or broker, to ensure that your shares will be voted at the meeting, please vote in the ways made available to you by your bank or broker pursuant to their instructions.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

PROPOSAL 1 — ELECTION OF DIRECTORS	4

PROPOSAL 2 — APPROVAL OF 2004 STOCK INCENTIVE PLAN	6

PROPOSAL 3 — APPROVAL OF AMENDMENT TO NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN	11

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	13

GOVERNANCE OF THE COMPANY	14
The Board and its Members	14
Role of the Board's Committees	14
Selection of Board Nominees	15
Board's Role in Strategic Planning	16
Corporate Governance Guidelines and Director Independence	16
Private Sessions of the Board	16
Director Compensation	17
Contacting the Board	17
Business Ethics Policy and Code of Conduct	17

EXECUTIVE COMPENSATION	18
Summary Compensation Table	18
Compensation Committee Interlocks and Insider Participation	19
2003 Option Grants	19
2003 Option Exercises and Year-End Option Values	19
Equity Compensation Plan Information	20
Employment, Severance and Change of Control Agreements	20
Compensation Committee Report	21

INDEPENDENT AUDITOR INFORMATION	23

AUDIT COMMITTEE REPORT	24

COMMON STOCK INFORMATION	25
Performance Graph	25
Common Stock Ownership of Certain Beneficial Owners and Management	26
Section 16 Beneficial Ownership Reporting Compliance	27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27

ADDITIONAL INFORMATION	27
Advance Notice Procedures	27
Submission of Stockholder Proposals	27
Proxy Solicitation Costs	27
Annual Report to Stockholders	28
Other Matters	28

EXHIBIT A — 2004 STOCK INCENTIVE PLAN	A-1

EXHIBIT B — NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN	B-1

EXHIBIT C — AUDIT COMMITTEE CHARTER	C-1

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PROXY STATEMENT
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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why did I receive this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of ALARIS Medical Systems, Inc. (the “Company”) is soliciting your proxy to vote at the 2004 annual meeting of stockholders on April 28, 2004. When the Company asks for your proxy, we must provide you with a proxy statement that contains certain information specified by law. The Company intends to mail to all stockholders of record on or about March 24, 2004 this proxy statement, a proxy card and the Company’s 2003 annual report to stockholders.

How do I indicate on my proxy card that I wish to attend the meeting?

If you plan to attend the meeting, please mark the “WILL ATTEND” box on your proxy card.

Who may vote at the meeting?

Only stockholders of record at the close of business on March 1, 2004 (the “record date”) will be entitled to vote at the meeting. On the record date, there were 71,996,854 shares of common stock outstanding and entitled to vote.

Stockholder of record: Shares registered in your name. If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer &Trust Company, then you are a stockholder of record.

Beneficial owner: Shares registered in the name of a broker or bank. If, on the record date, your shares were held in an account at a bank or brokerage firm, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that bank or broker. The bank or broker holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker how to vote the shares in your account. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. For the election of directors and appointment of auditors, the broker may vote your shares at its discretion. For the approval of the 2004 Stock Incentive Plan and the amendment to the Non-Employee Director Stock Option Plan, the broker may not vote your shares at all, which is called a “broker non-vote.” You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your bank or broker.

Beneficial owner: Shares owned through the ALARIS Medical Systems Retirement Investment Plan. If, on the record date, your shares were held in the Company’s Retirement Investment Plan, you will receive one proxy card for all shares that you own in your plan account. That proxy card will serve as a voting instruction card for the trustee of the plan where all accounts are registered in the same name. If you own shares through the plan and do not vote by April 22, 2004, the plan’s trustee will vote your shares held in the plan in the same proportion as votes received from other participants in the plan. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the plan’s trustee.

What will stockholders vote on at the meeting and how many votes are required to approve each proposal?

Proposal 1 — Election of Directors.

The seven nominees for director receiving the most votes will be elected. You may vote your shares cumulatively. This means that the number of shares you are entitled to vote equals the number of shares you hold of record multiplied by seven, which is the number of directors to be elected. You may cast all your votes for one nominee or distribute them among any two or more nominees. Abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against those nominees.

Proposal 2 — Approval of our 2004 Stock Incentive Plan.

The proposed 2004 Stock Incentive Plan will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

Proposal 3 — Approval of an amendment to our Non-Employee Director Stock Option Plan.

The proposed amendment to our Non-Employee Director Stock Option Plan will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

Proposal 4 — Ratification of Appointment of Independent Auditors.

The proposed ratification of appointment of our independent auditors will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

How does the Board recommend I vote on the proposals?

The Board recommends you vote your shares:

• FOR the election of each nominee for director (Proposal 1).
• FOR the approval of our 2004 Stock Incentive Plan (Proposal 2).
• FOR the approval of an amendment to our Non-Employee Director Stock Option Plan (Proposal 3).
• FOR the ratification of the appointment of the independent auditors (Proposal 4).

What constitutes a quorum?

A majority of the outstanding shares entitled to vote at the meeting, present or represented by proxy, constitutes a quorum. Abstentions and broker non-votes will be counted as shares present in determining whether a quorum is present.

How can I vote my shares?

As a stockholder of record, you can vote by proxy in one of the following ways: (1) by completing, signing, dating and returning your proxy card in the enclosed envelope; (2) by voting via the Internet as instructed on the proxy card; or (3) by calling the toll-free telephone number listed on the proxy card. Please refer to the instructions on your proxy card to vote by proxy. If you hold your shares through a bank or broker, then you may vote by the ways made available to you by your bank or broker, in which case the bank or broker will include instructions with this proxy statement.

Can I change my vote after I return my proxy card?

If you are a stockholder of record, you have the right to revoke your proxy at any time before it is voted by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting and so request, although attendance at the meeting will not, by itself, revoke a previously granted proxy.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will cumulate votes for one or more of the director nominees in a manner so as to elect the largest possible number of such nominees and will vote in accordance with the recommendations of the Board on the other proposals. If any of the director nominees should become unavailable for any reason, proxies will be voted for the election of such other person(s) as the Board may designate.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

Our Board of Directors consists of seven directors. There are seven nominees for director this year. Each director who is elected will serve until the next annual meeting of stockholders and until his or her successor is elected, or until such director’s earlier resignation, death or removal. Each nominee is currently a director of the Company. The Board has nominated all the nominees, based on the recommendation of the Nominating and Corporate Governance Committee.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee selected by the Board, based on the recommendation of the Nominating and Corporate Governance Committee. Each person nominated for election has agreed to serve if elected. The Board has no reason to believe that any nominee will be unable to serve.

The names of the nominees for director and certain information about them are set forth below.

Hank Brown, age 64, has served as a member of our Board since July 2000. Mr. Brown serves as Chair of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Brown serves as the Chief Executive Officer of the Daniels Fund, a charitable foundation. From 1998 to mid-2002, Mr. Brown served as President of the University of Northern Colorado. From 1990 to 1997, Mr. Brown served as a United States Senator from the State of Colorado. From 1980 to 1990, Mr. Brown served five consecutive terms in the U. S. House of Representatives, representing Colorado’s 4th Congressional District. From 1972 to 1976, Mr. Brown served in the Colorado State Senate. From 1969 to 1980, Mr. Brown served as Vice President of Monfort of Colorado, Inc., a meat packing company subsequently acquired by ConAgra Foods, Inc. Mr. Brown served as a director of U.S. West, Inc. from 1998 until its acquisition by Qwest Communications International, Inc. and thereafter served as a director of Qwest until September 2002. Mr. Brown serves as a director of Frontier Airlines, Inc., Sealed Air Corporation, Sensient Technologies Corporation and StarTek, Inc. Mr. Brown is a certified public accountant and attorney, holding a law degree and a master of law degree in taxation.

Norman M. Dean, age 83, has served as a member of our Board, including through a predecessor of the Company, since 1989 and has been Chair of the Board since May 2000. Mr. Dean serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee. Previously, Mr. Dean served as a member of the board of directors of bank holding companies in Colorado and Montana and as a member of the board of directors of the American Bankers Association. Since May 1990, Mr. Dean has served as Chairman of the board of directors of Miller Diversified Corporation, a publicly traded diversified food services company.

Henry Green, age 61, has served as a member of our Board since 1991, including through a predecessor of the Company. Mr. Green serves as a member of the Audit Committee. From September 1990 to March 1993, Mr. Green served as President and Chief Operating Officer through a predecessor of the Company. From 1993 to his retirement in 1997, Mr. Green served as a director and executive officer of Physician Computer Network, Inc. (“PCN”). In December 1999, PCN filed for bankruptcy and its bankruptcy plan was confirmed in March 2000. Before its bankruptcy, PCN was controlled by the Company’s largest stockholder, Jeffry M. Picower. From 1988 to 1990, Mr. Green served as Vice President of Johnson & Johnson International. From 1980 to 1988, Mr. Green served as President of Vistakon, Inc., a subsidiary of Johnson & Johnson. Prior to joining Johnson & Johnson, Mr. Green held a variety of management positions at Warner Lambert Company. Mr. Green serves as a director of a privately held biomedical company controlled by Mr. Picower.

Jacqueline B. Kosecoff, Ph.D., age 54, has served as a member of our Board since December 2003 and is a member of the Compensation Committee. Since July 2002, Dr. Kosecoff has served as Executive Vice President, Pharmaceutical Services at PacifiCare Health Systems, Inc., one of the nation’s largest consumer health organizations. Dr. Kosecoff was a founder of Protocare, Inc. (now Constella Health Strategies and Radiant Research), a pharmaceutical research and development firm with a health services consulting division, and from April 1998 to July 2002 served as its president and chief operating officer. Dr. Kosecoff was co-founder of Value Health Sciences, a health services and data systems company and wholly owned subsidiary of Value Health, Inc. and, from 1988 to 1998, served as its co-Chief Executive Officer. From 1979 to 1988, Dr. Kosecoff served as Chief Executive Officer of Chassin and Kosecoff Medical Systems and Fink and Kosecoff Associates. In 1975, Dr Kosecoff joined the faculty of the School of Medicine and Public Health at University of California, Los Angeles, where she still holds a Research Professorship. Dr. Kosecoff is a director of the City of Hope, Pharmaceutical Care Management Association and STERIS Corporation. Dr. Kosecoff holds a B.A. from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University and a doctorate in Research Methods from the University of California, Los Angeles.

David L. Schlotterbeck, age 56, has served as a member of our Board and as President and Chief Executive Officer of the Company since November 1999.  From April 1999 to November 1999, Mr. Schlotterbeck served as President and Chief Operating Officer of the Company.  In 1997 and 1998, Mr. Schlotterbeck served as President and Chief Operating Officer of Pacific Scientific Company, an international manufacturer of motion control, process measurement and safety products until it was acquired by Danaher Corporation.  From 1995 to 1997, Mr. Schlotterbeck served as President and Chief Executive Officer of Vitalcom, Inc., a medical network manufacturer.  From 1991 to 1994, Mr. Schlotterbeck served as Executive Vice President and Chief Operating Officer of Nellcor, Inc., a medical device manufacturer subsequently acquired by Mallinckrodt, Inc.  Mr. Schlotterbeck is a graduate of the General Motors Institute with a B.S. in electrical engineering.  He holds an M.S. in electrical engineering from Purdue University and completed the Executive Institute at Stanford University in 1984.

Barry D. Shalov, age 62, has served as a member of our Board since May 2000. Mr. Shalov has been a partner in the law firm of Piper Rudnick LLP since March 2000. For more than 20 years prior to that time, Mr. Shalov was a partner in the law firm of Gordon Altman Weitzen Shalov & Wein LLP. Mr. Shalov serves as a director of a privately held biomedical company controlled by Mr. Picower and, prior to its dissolution in 2000, served as a trustee of a private medical research organization founded by Mr. Picower. Piper Rudnick has also served from time to time as legal counsel to Mr. Picower and to other entities controlled by Mr. Picower.

William T. Tumber, age 69, has served as a member of our Board since May 2000.  Mr. Tumber serves as Chair of the Compensation Committee.  From 1996 to his retirement in 1998, Mr. Tumber served as Senior Vice President of C.R. Bard, Inc., a medical products manufacturer.  From 1991 to 1996, Mr. Tumber served as Group Vice President, responsible for several of Bard’s operating divisions.  Prior thereto, Mr. Tumber held various positions with C.R. Bard, including President of its Davol division.  Prior to joining Bard, Mr. Tumber held a variety of management positions with the General Electric Company.

The Board recommends a vote FOR Proposal 1.

PROPOSAL 2
APPROVAL OF 2004 STOCK INCENTIVE PLAN

Summary of, and Reason for, Proposal

The Board proposes that stockholders approve the adoption of the 2004 Stock Incentive Plan (the “2004 Plan”). The 2004 Plan is critical to the Company’s ability to attract and retain qualified individuals who contribute materially to our success and to provide incentives for them to promote the growth and financial success of our business.

The 2004 Plan is intended to replace our existing 1996 Stock Option Plan (the “1996 Plan”). If the 2004 Plan is approved by stockholders, we will freeze the 1996 Plan, so that no further options will be granted under the 1996 Plan and any shares available for grant, as described in the summary below, under the 1996 Plan will become available for grant under the 2004 Plan. The primary reason for proposing the 2004 Plan is that the Board believes that it would be beneficial for the Company to have the flexibility to issue a variety of stock-based awards, including stock awards, stock options, stock appreciation rights, phantom stock and performance awards. Stock options are the only type of award the Company is allowed to issue under the 1996 Plan. Therefore, the Board is proposing adoption of the 2004 Plan to create a single, broad-based plan rather than proposing separate plans for stock options and other stock-based awards.

No stock options or other awards have been granted under the 2004 Plan. As of March 1, 2004, approximately 1,758,968 shares of common stock remain available for grant under the 1996 Plan. Our Compensation Committee has not yet considered what awards will be made under the 2004 Plan, and, consequently, the number of shares that will be covered by any such awards or the persons to whom awards will be made cannot be determined at this time.

We are also asking stockholders to approve an additional 1.5 million shares to be made available for awards. Given the nature of our business and the importance of our employees, awards have been routinely and broadly distributed to our employees. Considering the level of awards made in recent years and given our expectations of continued expansion of our work force, shares available under our existing plan will provide sufficient option capacity for only the next year. Based on recent levels of grants, the proposed addition of 1.5 million shares will extend the likely life of the available pool an additional year, which we believe is reasonable under the circumstances, after which time we would expect to seek stockholder approval to increase the number of shares of common stock reserved for issuance.

Summary of the 2004 Plan

The full text of the 2004 Plan is set forth as Exhibit A to this proxy statement. The material features of the 2004 Plan are summarized below.

Effective Date. The 2004 Plan, if approved by the stockholders, will be effective April 28, 2004 and will remain in effect until February 23, 2014, unless earlier terminated by the Board.

Types of Awards. The 2004 Plan allows for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards, performance awards and other stock-based awards (collectively “Awards”), separately or in tandem with other Awards.

Stock Options. Awards under the 2004 Plan may be in the form of: (i) incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) non-qualified stock options (“NQSOs”) (together with ISOs, “Options”).

Stock and Phantom Stock Awards. The 2004 Plan allows the administrator to grant stock awards with or without payment of consideration by the grantee. Stock awards may be restricted or unrestricted and may be denominated in common stock or other securities, stock equivalent units (commonly referred to as phantom stock), stock appreciation units, securities or debentures convertible into common stock, or any combination of the foregoing.

Stock Appreciation Rights. The 2004 Plan allows the administrator to grant awards of stock appreciation rights which entitle the grantee to receive a payment in cash, in shares of common stock, or in a combination of both, having an aggregate value equal to the spread on the date of exercise between the fair market value of the underlying shares on that date and the base price of the shares specified in the award agreement.

Performance Awards. In order to enable the Company to avail itself of the tax deductibility of “qualified performance-based compensation,” within the meaning of Code Section 162(m), paid to certain senior officers, the 2004 Plan provides for a type of stock award, the grant or vesting of which is dependent upon attainment of objective performance targets relative to certain performance measures. The administrator may establish performance targets based on our: earnings before interest, taxes, depreciation and amortization; revenues; net income; sales; operating earnings or income; earnings per share; cash flow; cash usage; absolute and/or relative return on equity or assets; pre-tax profits; earnings growth; sales growth; comparison with peer companies; market share benchmarks or growth; share price benchmarks or growth; organization development activities; product quality and reliability measures; strategic initiatives; risk control; any combination of the foregoing; or such other appropriate stockholder-approved measures of performance, including individual measures of performance. The administrator, in its sole discretion, may make adjustments in the method of calculating attainment of performance measures and/or performance targets and/or modify the performance results upon which Awards are based (in each such case, due to: changes in tax laws, generally accepted accounting principles and/or accounting policies; restatement of prior period financial results; or any other matter which is unusual, non-recurring or creates unintended results that obtain or arise from events not anticipated when the performance measures and performance targets were established; so long as, in each case, all compensation awarded remains “qualified performance-based compensation” under Code Section 162(m)).

Administration.    The 2004 Plan may be administered by the Board or by a committee of the Board appointed by the Board. Currently, the Board has delegated the administration of the 2004 Plan to the Compensation Committee. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the 2004 Plan, including, but not limited to, the authority to: (i) determine who is eligible for Awards, and when such Awards will be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding Award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award, including, but not limited to, any restriction or condition on the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company, unless such waiver or acceleration is inconsistent with Section 162(m); (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and (viii) for any purpose, including, without limitation, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans. The administrator’s determinations under the 2004 Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount of and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing such Awards) need not be uniform and may be made by the administrator selectively among persons who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated.

In the event of a stock dividend of, or stock split or reverse stock split affecting the common stock, the following will be adjusted to reflect such event unless the Board determines that no such adjustment will be made: (i) the number of shares as to which the administrator may grant Awards under the 2004 Plan and with respect to ISOs; (ii) the number of shares with respect to which the administrator may grant Awards during any one calendar year to any individual; and (iii) the number of shares covered by and the exercise price and other terms of outstanding Awards.

Except as provided above, in the event of any change affecting the common stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a “change of control” of the Company (as defined in the 2004 Plan), the administrator, in its discretion and without the consent of the Award holders, may make (i) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the 2004 Plan (in the aggregate and with respect to any individual during any one calendar year of the Company) and (ii) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

Without the consent of Award holders, the administrator may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the Company’s financial statements, or of changes in applicable laws, regulations or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan.

Stock Subject to the Plan. The number of shares of Common Stock that may be issued with respect to Awards granted under the 2004 Plan shall not exceed the sum of: (i) 1,500,000 shares of Common Stock; and (ii) the number of shares of Common Stock, if any: (a) available for future grant under the 1996 Stock Option Plan (the “1996 Plan”) as of the date of the Company’s 2004 annual meeting of stockholders; (b) underlying grants under the 1996 Plan that are forfeited, canceled, expire, become unexercisable or settled in cash without the issuance of shares of Common Stock; (c) withheld to pay the exercise price or to satisfy withholding taxes in connection with any grant under the 1996 Plan; or (d) tendered (either actually or through attestation) to pay the exercise price of any Award under the 2004 Plan or any grant under the 1996 Plan or to satisfy withholding taxes in connection with any such Award or grant. The Company will reserve such number of shares of Common Stock for Awards under the 2004 Plan. The maximum number of shares of common stock that may be issued under the 2004 Plan pursuant to Awards intended to be ISOs shall not exceed 9,600,000 shares. The maximum number of shares of Common Stock subject to Awards of any combination that may be granted under the 2004 Plan during any one calendar year to any one individual is 1,000,000; however, since 2000, no grant to an individual has exceeded 400,000 shares. Such per-individual limit will not be adjusted to effect a restoration of shares of common stock with respect to which the related Award is terminated, surrendered or canceled.

The foregoing limits will be adjusted to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any Award, or portion of an Award, under the 2004 Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are surrendered to us in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares will thereafter be available for further Awards under the 2004 Plan.

Eligibility. The individuals eligible to receive Awards under the 2004 Plan include all of our employees (including employee directors) and such other individuals as the administrator may determine from time to time in its sole discretion are rendering substantial services as a consultant or independent contractor to the Company or its affiliate. However, only employees of the Company or its subsidiaries are eligible to receive ISOs. As of March 1, 2004, there were approximately 463 employees and other individuals eligible to participate in the 2004 Plan.

Terms of Awards

Grant of Awards. An Award becomes effective on the date the administrator determines to grant the Award, unless the administrator determines or the applicable requirements of the Code require otherwise. All Awards are evidenced by a written award agreement that sets forth the terms and conditions of the Award.

Term.     The maximum term of any Award granted under the 2004 Plan is ten years.

Exercise Price of Awards. The administrator determines the exercise price of Awards upon grant. An ISO may not have a per share exercise price less than the per share fair market value of our common stock on the date of grant, but an NQSO may. On March 1, 2004, the closing sale price per share of our common stock, as reported on the New York Stock Exchange (“NYSE”), was $21.35. The administrator determines the permissible methods of payment for the exercise of Awards, which may include cash, common stock, a full recourse promissory note of a grantee who is not an executive officer or director or any other form of consideration consistent with applicable law. We or our affiliates may make or guarantee loans to any non-executive officer or non-director grantee to assist them in exercising Awards and satisfying related withholding tax obligations.

Exercise Period. The administrator determines the schedule under which each Award vests and becomes exercisable.

Non-Transferability.     Awards that will be granted under the 2004 Plan are not transferable other than by will, the laws of descent and distribution, beneficiary designation or the express terms of the award agreement.

Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the 2004 Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees (including employee-directors), officers or consultants of the Company or an affiliate as the result of a merger or consolidation of the employing entity with the Company or an affiliate, or the acquisition by the Company or an affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth in the 2004 Plan to the extent that the administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

Withholding Tax. Prior to issuance of any shares of common stock or payments of cash in connection with an Award, the Award holder must pay or make adequate provision for the payment of any federal, state, local or foreign withholding obligations of the Company or any subsidiary or affiliate of the Company, if applicable. In the event an Award holder fails to make adequate provision for the payment of such obligations, the Company has the right to withhold an amount of shares of common stock otherwise deliverable to the Award holder sufficient to pay such withholding obligations.

Change of Control. In the event of a Change of Control (as defined in the 2004 Plan), unless otherwise determined by the administrator at the time of grant or by amendment with the Award holder’s consent, all Awards not vested on or prior to the effective time of any such Change of Control will vest immediately prior to such effective time. Unless otherwise provided in the award agreement or at the time of a Change of Control, all outstanding Options and other Awards that are payable in or convertible into common stock under the 2004 Plan will terminate and cease to be outstanding immediately following the Change of Control, unless provision is made in connection with the transaction for the continuation, assumption or substitution of such Awards by the surviving or successor entity. No such Award termination will occur unless an Award holder is given five business days, following prior written notice, to exercise such Award holder’s outstanding vested Awards at the effective time of the Change of Control, or, at the administrator’s discretion, to receive cash in an amount per share of common stock covered by such Awards equal to the amount by which the price paid for a share of common stock in the Change of Control exceeds the per share exercise price of such Awards.

Amendments and Termination. No Award may be granted under the 2004 Plan on or after February 23, 2014, but Awards granted before February 23, 2014 may extend beyond that date. The Board may at any time terminate, amend or modify the 2004 Plan. No such termination, amendment or modification will affect any Awards then outstanding.

Federal Income Tax Information. The following summary is intended only as a general guide to U.S. federal income tax consequences under current law of incentive and nonqualified stock options, which are authorized for grant under the 2004 Plan. It does not attempt to describe all possible federal or other tax consequences of Awards under the 2004 Plan. The tax consequences may vary if options are granted outside the United States.

ISOs.     An Award holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an ISO. Award holders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the ISO will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an Award holder satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an Award holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the ISO exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the Award holder upon the disqualifying disposition of the shares generally will result in a deduction by the Company for federal income tax purposes.

NQSOs.     Options not designated or qualifying as ISOs will be NQSOs having no special tax status. A grantee generally recognizes no taxable income as the result of the grant of a NQSO. Upon exercise of a NQSO, the grantee normally recognizes ordinary income in the amount of the difference between the NQSO exercise price and the fair market value of the shares on the exercise date. If the grantee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a NQSO, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a NQSO or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the grantee as a result of the exercise of a NQSO.

Limitation on Deductible Compensation. The Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers if the compensation payable is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from Awards under the 2004 Plan based on performance goals and compensation arising from stock options and stock appreciation rights granted at fair market value to be deductible by us as performance-based compensation not subject to the $1 million limitation on deductibility.

The Board recommends a vote FOR Proposal 2.

PROPOSAL 3
APPROVAL OF AMENDMENT TO NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Summary of, and Reason for, Proposal

We maintain our Non-Employee Director Stock Option Plan (the “Director Plan”) to attract and retain our non-employee directors and provide incentives, which are linked directly to increases in stockholder value, for them to promote the growth and financial success of our business. We propose to amend the Director Plan to:

(1)	Eliminate the election by which a director can receive stock options in lieu of cash payment of his or her quarterly retainer fee; and

(2)	Decrease the aggregate number of shares of common stock authorized for issuance under the Director Plan by 500,000 to 1,000,000.

The proposed amendment to the Director Plan is in the stockholders’ interests because it reduces the potential dilution of the Company’s shares. By eliminating the stock option election feature, the Director Plan can be operated with fewer authorized shares.

Summary of the Director Plan as Amended

The full text of the Director Plan as amended is set forth as Exhibit B to this proxy statement. The material features of the Director Plan are described below.

Effective Date. The Director Plan was initially adopted in September 1990, and has been amended from time to time since then. In December 2003, the Board adopted the amendment to the Director Plan, subject to stockholder approval at the meeting. If approved by the stockholders at the meeting, the Director Plan, as amended, will become effective April 28, 2004.

Awards.    Only non-qualified stock options (“Options”) will be granted under the Director Plan.

Administration.    The Director Plan is administered by a committee appointed by the Board (the “Plan Committee”), but the Plan Committee does not have the authority to grant Options or to determine the number of shares of common stock subject to Options or the exercise price of Options, all of which are automatic. Members of the Plan Committee are not entitled to participate in the Director Plan.

Stock Subject to the Director Plan. The maximum number of shares of common stock authorized for issuance under the Director Plan is 1,000,000, of which, as of March 1, 2004, approximately 128,350 have been issued pursuant to Option exercises and 307,496 are subject to outstanding Options. If any Option granted under the Director Plan expires or is terminated for any reason without having been exercised in full, the shares of common stock allocable to the unexercised portion of such Option will be available for regrant. In the event of any change in capitalization affecting the common stock of the Company, such as a stock dividend, stock split or recapitalization, the Plan Committee will make proportionate adjustments with respect to the aggregate number of shares of common stock available for issuance under the Director Plan, the number of shares subject to each future grant under the Director Plan, the exercise price and number of shares of common stock subject to outstanding Options and other matters appropriate under the circumstances.

Eligibility. The individuals eligible to receive Options under the Director Plan are our non-employee directors (each, an “Eligible Director”). The Director Plan provides for the automatic grant of Options to Eligible Directors. There are currently six Eligible Directors.

Grant of Options. The Director Plan permits two types of Option grants, an initial grant and an annual grant. Options to purchase 20,000 shares of common stock are granted automatically to any individual who first becomes an Eligible Director on the next succeeding business day following that event. In addition, Options to purchase 20,000 shares of common stock are granted automatically to each Eligible Director on each anniversary date of his or her preceding automatic Option grant under the Director Plan and every year thereafter during the term of the Director Plan, provided that such director continues to be an Eligible Director on the date of each such additional grant.

Terms of Options

Grant of Options. An Option becomes effective on the date the Plan Committee grants the Option, unless the Plan Committee determines or the applicable requirements of the Code require otherwise. All Options are evidenced by a written stock option agreement that sets forth the terms and conditions of the Option.

Term. The term of all Options granted under the Director Plan is 10 years, subject to earlier termination as provided in the Director Plan.

Exercise Price. All Options granted under the Director Plan will have an exercise price per share equal to the fair market value of a share of common stock on the date of the Option grant. On March 1, 2004, the closing sale price per share of our common stock, as reported on the NYSE, was $21.35.

Exercise Period. All Options granted to an Eligible Director will vest and become first exercisable in annual installments over a three-year period following the grant date provided that the Eligible Director remains in continuous service on the Board.

Method of Exercise. Options may be exercised at any time during their term after vesting, unless earlier terminated. Payment for the shares of common stock to be received upon Option exercise may be made in cash, in shares of common stock (determined with reference to their fair market value on the date of exercise), or any combination thereof, or, if permitted by the Plan Committee, in any other manner permitted by law.

Non-Transferability.Generally, Options granted under the Director Plan are nontransferable except upon death. However, the Plan Committee may permit an Eligible Director to transfer Options during the director’s lifetime subject to any additional terms and conditions deemed necessary or appropriate by the Plan Committee.

Termination of Options. In the event an Eligible Director is no longer a member of the Board, other than by reason of removal for cause, or becomes an employee of the Company or a subsidiary (whether or not such Eligible Director remains a member of the Board), all unvested Options expire immediately and all vested Options expire twelve months thereafter unless by their terms they expire sooner. If an Eligible Director is removed from the Board for cause, all unexercised Options held by such person on the date of such removal (whether or not vested) will expire immediately.

Change of Control. In the event of a Change of Control (as defined in the Director Plan), all Options not vested on or prior to the effective time of any such Change of Control will vest immediately prior to such effective time. Unless otherwise determined by the Plan Committee at the time of a Change of Control, all outstanding Options will terminate and cease to be outstanding immediately following the Change of Control, unless provision is made in connection with the transaction for the continuation, assumption or substitution of such Options by the surviving or successor entity. No such Option termination will occur unless an Eligible Director is given five business days, following prior written notice, to exercise his or her outstanding vested Options at the effective time of the Change of Control, or, to receive cash in an amount per share of common stock covered by such Options equal to the amount by which the price paid for a share of common stock in the Change of Control exceeds the per share exercise price of such Options.

Amendments and Termination. No Option may be granted pursuant to the Director Plan on or after May 22, 2007, but Options granted before then may extend beyond such date. The Board may, insofar as permitted by law, from time to time, with respect to any shares of common stock at the time not subject to Options, suspend or terminate the Director Plan or, except as otherwise provided, revise or amend the Director Plan in any respect whatsoever. However, any revision or amendment that would cause the Director Plan to fail to comply with any requirement of applicable law or regulation if such amendment were not approved by the stockholders of the Company will not be effective unless and until such approval is obtained. No amendment, suspension or termination of the Director Plan that would adversely affect the right of any Eligible Director with respect to stock Options previously granted under the Director Plan will be effective without the written consent of such Eligible Director.

New Plan Benefits Table. The New Plan Benefits Table below presents, as of March 1, 2004, the number of Options granted to our current directors under the Director Plan and the number of additional Options that Eligible Directors are entitled to receive under the remaining life of the Director Plan, assuming continued service on the Board.

New Plan Benefits Table

Name and Position	Number of Securities Underlying Options Granted under Director Plan	Number of Securities Underlying Options to be Granted under Director Plan
Eligible Director group(1)	452,646	380,000(2)
Executive Director group(3)	—	—

(1)      Includes our six current directors who are not executive officers of the Company, as a group (each, an Eligible Director).
(2)      Assumes grants from March 1, 2004 through May 22, 2007 to our six current Eligible Directors.
(3) Includes our one director who is an executive officer of the Company, Mr. Schlotterbeck, and not eligible to participate in the Director Plan.

Federal Income Tax Information. No tax consequences result from the grant of Options. An Eligible Director who exercises an Option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurs. The Eligible Director’s basis in such shares will be the fair market value on the date income is realized. When the Eligible Director disposes of the shares, he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

The Board recommends a vote FOR Proposal 3.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board, on the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004. The Board is submitting this appointment to the stockholders for approval. PricewaterhouseCoopers served as our independent auditors in 2003. A representative of PricewaterhouseCoopers is expected to be present at the meeting and to be available to respond to appropriate questions. The representative will have an opportunity to make a statement if he or she so desires.

The Board recommends a vote FOR Proposal 4.

GOVERNANCE OF THE COMPANY

The Board and its Members

The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board oversees the selection, evaluation, compensation of and the succession planning for the senior management team, with due consideration of the recommendations of the chief executive officer, and the senior management team is charged with the conduct of the Company’s business.

The following table shows, as of the date of this proxy statement, the members of the Board, the committees of the Board on which they serve and the Board’s determination whether each member is independent as described below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Hank Brown (I)	**	*	*
Norman M. Dean** (I)	*	*	**
Henry Green (I)	*
Jacqueline B. Kosecoff, Ph.D. (I)		*
Barry D. Shalov
David L. Schlotterbeck
William T. Tumber (I)		**
————————— (I) Independent. * Member. ** Chair.

The Board meets on a regular basis during the year to review the Company’s affairs and business and to act on matters requiring Board approval. The Board also holds additional meetings when significant matters require Board review, discussion or action. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility.

In 2003, the Board met six times. Each director attended each board meeting and meeting of committees of the Board on which they served, except for one Board meeting where one member was absent. Board members are expected to attend the Company’s annual meeting of stockholders, which is held in conjunction with one of the Board’s regularly scheduled meetings. Accordingly, all members of the Board are generally present for the annual meeting. All members of the Board at the time of the Company’s 2003 annual meeting attended that meeting.

Role of the Board’s Committees

The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board selects the members of each of its standing committees annually.

Audit Committee. The Audit Committee has three members, each of whom is independent within the meaning of SEC regulations, the NYSE listing standards and the Company’s Corporate Governance Guidelines (the “Guidelines”). Each member also meets the NYSE financial literacy requirements. The Board interprets “financial literacy” to mean the ability to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. The Board has determined that Mr. Brown is a “financial expert” within the meaning of SEC regulations.

The functions of the Audit Committee are described under the “Audit Committee Report” below. The current charter of the Audit Committee is attached to this proxy statement as Exhibit C and is available on the Company’s website (www.alarismed.com) under “Investor Relations.” Please note, information on our website is not incorporated by reference in this proxy statement. In 2003, the Audit Committee met four times.

Compensation Committee. The Compensation Committee has four members, each of whom is independent in accordance with NYSE listing standards. The Board selects the members of the Compensation Committee annually. The functions of the Compensation Committee are described under the “Compensation Committee Report” below. The charter of the Compensation Committee is available on the Company’s website (www.alarismed.com) under “Investor Relations.” Please note, information on our website is not incorporated by reference in this proxy statement. In 2003, the Compensation Committee met four times.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Governance Committee”) has two members, each of whom is independent in accordance with NYSE listing standards. The Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring the implementation of the Guidelines. In addition, the Governance Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Governance Committee also supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. The charter of the Governance Committee is available on the Company’s website (www.alarismed.com) under “Investor Relations.” Please note, information on our website is not incorporated by reference in this proxy statement. In 2003, the Governance Committee met four times.

Selection of Board Nominees

The Governance Committee considers candidates for Board membership suggested by its members, other Board members, stockholders and management. The Governance Committee may also retain a third-party executive search firm to identify candidates. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing and include the information required under the Company’s bylaws for stockholder nominees, as described below. Submissions received that contain the required information will be forwarded to the Chair of the Governance Committee for further review and consideration. See “Additional Information –Advance Notice Procedures and Submission of Stockholder Proposals” below.

Once the Governance Committee has identified a prospective nominee, the Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Governance Committee with the recommendation of the prospective nominee, as well as knowledge the Governance Committee has or acquires on the prospective nominee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee’s qualifications and areas of expertise are needed to further enhance the composition of the Board. The Governance Committee then evaluates a prospective nominee against the standards and qualifications set forth in the Guidelines, including:

•	the prospective nominee's skills and experience;
•	the prospective nominee's character and judgment; and
•	the willingness and ability of the prospective nominee to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, considering the prospective nominee’s professional time commitments and service on other company boards.

After completing its evaluation, the Governance Committee recommends to our full Board persons who should be nominated by the Board and the Board determines the nominees after considering the recommendation and report of the Governance Committee.

Board’s Role in Strategic Planning

The Board is responsible for overseeing the affairs of the Company and keeping itself informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to independently exercise its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s three standing committees, the Board is fully involved in the Company’s strategic process.

Corporate Governance Guidelines and Director Independence

The Board has adopted the Corporate Governance Guidelines in accordance with NYSE listing standards. The full text of the Guidelines is available on the Company’s website (www.alarismed.com) under “Investor Relations.” Please note, information on our website is not incorporated by reference in this proxy statement. A copy may also be obtained upon written request from the Company’s Secretary.

The Guidelines address significant corporate governance issues and provide a framework for the Company’s corporate governance initiatives. The Guidelines cover topics such as qualification standards for membership on the board and its committees, director responsibilities, director compensation and other important matters. The Governance Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes it believes to be appropriate.

The Guidelines provide that a majority of the members of the Board should meet the criteria for independence as required by applicable law and NYSE listing standards. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company or its subsidiaries. In assessing each director’s independence, the Board considers the issue of materiality of a director’s relationship with the Company not only from the standpoint of the director but also from that of persons or organizations with which the director has an affiliation.

Pursuant to the Guidelines, the Board undertook its annual review of director independence in December 2003. During this review, the Board considered transactions and relationships known to the Board between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. Additionally, as part of the preparation of this proxy statement, each of our directors completed a questionnaire designed to identify any relationships that could affect the director’s independence.

As a result of this review, the Board affirmatively determined that Messrs. Brown, Dean, Green and Tumber and Dr. Kosecoff, who constitute a majority of the Board, are independent of the Company and its management. Mr. Schlotterbeck is not considered independent because he is the president and chief executive officer of the Company and Mr. Shalov is not considered independent because of the fees paid by the Company to his firm for legal services rendered.

Private Sessions of the Board

Our non-management directors meet regularly in private sessions without management present. “Non-management”directors are all those directors who are not Company officers and include one director, Mr. Shalov, who is not “independent” by virtue of the existence of a material relationship with the Company. Private sessions are generally led by the Chair of the Board. If the Chair is not present, those directors attending the meeting select a presiding director for the meeting. A private session is generally held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Chair of the Board in his own discretion or at the request of the Board. In addition, there will be at least one private session annually at which only independent directors will be present.

Director Compensation

Directors who are employees (currently, only Mr. Schlotterbeck) receive no additional compensation for serving on the Board. Non-management directors are provided the following annual compensation:

Cash compensation:

•

$6,250 quarterly retainer; except that, starting in the third quarter of 2003, the Chair of the Board and the Chair of each committee of the Board receive the following quarterly retainer: $8,000 for the Chair of the Board; $7,500 for the Chair of the Audit Committee; $7,000 for the Chair of the Compensation Committee; and $7,000 for the Chair of the Nominating and Corporate Governance Committee;

•	$1,000 for each Board meeting attended; and
•	$1,000 for each committee meeting attended.

Stock compensation:

•

Under the Non-Employee Director Stock Option Plan, each director receives an annual grant of options to purchase 20,000 shares of common stock. These options have an exercise price equal to the fair market value of our common stock on the date of grant, have ten-year terms and vest in one-third increments on each anniversary of the grant date.

•

Currently, in lieu of the quarterly cash retainer, directors may elect to receive options to purchase a number of shares of our common stock equal to four times the amount of the retainer otherwise payable for such quarter divided by the fair market value of our common stock on the grant date. This election must be made before the beginning of the quarter and may be revoked only prospectively. Options granted in lieu of the retainer are fully vested on the date of grant, exercisable at the market price of our common stock on the date of grant and have a term of 10 years. As of the date of this proxy statement, no director has this option election in effect. If stockholders approve Proposal 3, then directors will no longer have the option to receive options in lieu of the quarterly cash retainer.

Contacting the Board

Any stockholder who wishes to contact the Chair of the Board or the independent directors as a group may do so by writing to: Board of Directors, c/o Secretary, ALARIS Medical Systems, Inc., 10221 Wateridge Circle, San Diego, California 92121. Communications received in writing will be distributed to the Chair of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication.

Business Ethics Policy and Code of Conduct

The Company has adopted a worldwide code of ethics, entitled the Business Ethics Policy and Code of Conduct (the “Policy”). The Policy applies to all directors and employees, including the chief executive officer, the chief financial officer, the principal accounting officer, senior financial executives and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Policy is designed to deter wrongdoing and to promote:

•

honest and ethical conduct and fair dealing, including the handling of actual or apparent conflicts of interest between personal and professional relationships, protection of confidential information and proper use of the Company’s assets;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the SEC and in other public communications made by the Company;
•	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the Policy;
•	compliance with applicable governmental laws, rules and regulations; and
•	accountability for adherence to the Policy.

A copy of the Policy is available on our website (www.alarismed.com) under “Investor Relations.” The Company may post amendments to or waivers of the provisions of this Policy, if any, made with respect to any of our directors and executive officers on our website. The information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement.

EXECUTIVE COMPENSATION

The following table shows the compensation paid or accrued to the Company’s chief executive officer and its four next most highly compensated executive officers as of December 31, 2003 (“Named Executive Officers”), for services rendered to the Company or its subsidiaries in 2003, 2002 and 2001.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options(2)	All Other Compensation(3)

David L. Schlotterbeck	2003	$512,788	$1,035,000	–	200,000	$39,516
President and Chief Executive Officer	2002	$493,275	$712,001	–	385,530	$30,675
	2001	$468,825	$974,040	–	400,000	$23,536

William C. Bopp	2003	$299,205	$342,855	–	60,000	$16,926
Senior Vice President and	2002	$283,165	$181,371	–	134,706	$9,942
Chief Financial Officer	2001	$263,850	$489,228	–	–	$8,170

Frederic Denerolle	2003	$291,136	$352,376	$80,402	60,000	$31,926
Vice President and	2002	$219,500	$150,560	$46,203	50,000	$25,152
General Manager, International	2001	$200,000	$380,932	$159,255	225,000	$33,156

Jake P. St. Philip	2003	$263,639	$317,000	–	160,000	$12,063
Vice President and	2002	$243,765	$158,972	–	40,000	$7,239
General Manager, North America	2001	$230,241	$431,238	–	–	$5,954

Stuart E. Rickerson	2003	$243,829	$289,943	–	60,000	$14,415
Vice President, General Counsel and	2002	$227,450	$150,903	–	134,706	$7,079
Secretary	2001	$105,775	$210,010	–	225,000	$5,101

             _________________

(1)	For Mr. Denerolle, includes $21,886 for a car allowance in 2003 and $20,622 for a car allowance in 2002.
(2)	In 2002, for Messrs. Schlotterbeck, Bopp and Rickerson, includes 135,530, 84,706 and 84,706 options, respectively, issued to provide the necessary funds to complete the retirement of the Company’s 7¼% convertible debentures in January 2002.
(3)	For Messrs. Schlotterbeck, Bopp, St. Philip and Rickerson, includes group term life insurance and long-term disability premiums and matching 401(k) plan contributions. For Messrs. Schlotterbeck and Rickerson, also includes inventor recognition awards. For Mr. Denerolle, includes life insurance and personal pension premiums.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee, consisting of Hank Brown, Norman Dean, Dr. Jacqueline Kosecoff and William Tumber, has served as an officer or employee, or has had any other business relationship or affiliation with, the Company and its subsidiaries, except each member’s services as a director.

2003 OPTION GRANTS

The following table sets forth certain information with respect to stock options granted during 2003 to our Named Executive Officers under our 1996 Stock Option Plan.

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for the Option Term
Name	Granted(1)	in 2003(2)	($/share)(3)	Date	5%	10%

David L. Schlotterbeck	200,000	12.0%	$12.89	6/25/13	$1,421,324	$3,500,789
William C. Bopp	60,000	3.6%	$12.89	6/25/13	$426,397	$1,050,237
Frederic Denerolle	60,000	3.6%	$12.89	6/25/13	$426,397	$1,050,237
Jake P. St. Philip	160,000	9.6%	$12.89	6/25/13	$1,137,059	$2,800,631
Stuart E. Rickerson	60,000	3.6%	$12.89	6/25/13	$426,397	$1,050,237

             _________________

(1)	All options were granted for a term of 10 years, subject to earlier termination upon termination of employment and vest annually over four years.
(2)	Based on options to purchase 1,665,795 shares granted to employees in 2003.
(3)	The exercise price of all options was equal to the average of the highest and lowest market prices of our common stock on grant date as reported by AMEX, the stock exchange on which the Company’s stock was listed from August 1999 to September 2003.

2003 OPTION EXERCISES AND YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised In-the-Money Options at 12/31/03(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David L. Schlotterbeck	187,000	$2,100,571	1,330,041	387,500	$17,285,987	$2,823,688
William C. Bopp	16,528	$261,459	447,838	97,500	$5,469,895	$611,138
Frederic Denerolle	28,000	$314,972	181,375	125,625	$2,625,590	$1,022,213
Jake P. St. Philip	86,000	$1,022,740	264,000	190,000	$3,158,765	$748,750
Stuart E. Rickerson	200	$2,965	224,513	144,375	$2,968,107	$1,245,591

             _________________

(1)	Calculated based on the closing price of our common stock on December 31, 2003 ($15.21) as reported by the NYSE.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2003 regarding outstanding options and shares reserved for future issuance under our current equity compensation plans. This table does not include information about the 2004 Stock Incentive Plan to be submitted for stockholder approval at the meeting. See Proposal 2 above.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Available for Future Issuance(1)

Equity compensation plans approved by stockholders(2)	7,377,122	$4.88	2,851,185
Equity compensation plans not approved by stockholders	–	–	–
Total	7,377,122	$4.88	2,851,185

(1)	Includes options granted under our expired 1988 Stock Option Plan. Although outstanding options under our 1988 Stock Option Plan are exercisable, no additional options may be granted under this plan.
(2)	Includes our current 1996 Stock Option Plan and Non-Employee Director Stock Option Plan and our expired 1988 Stock Option Plan.

Employment, Severance and Change of Control Agreements

The Company and Mr. Schlotterbeck have entered into letter agreements which provide, among other things, for Mr. Schlotterbeck’s annual salary and eligibility to receive an annual bonus under the Company’s Performance Incentive Plan, which is based on meeting certain performance measures. Mr. Schlotterbeck continues to be eligible to receive a maximum bonus under the Performance Incentive Plan equal to up to 200% of his base pay and to receive relocation support through October 18, 2004. In 2004, the Company agreed, upon the recommendation of the Compensation Committee and by resolution of its Board, to increase Mr. Schlotterbeck’s annual salary from $517,500 to $543,375, effective March 29, 2004. Under the letter agreements, if Mr. Schlotterbeck terminates his employment with the Company for any reason, the Company will pay Mr. Schlotterbeck one year of his then existing base salary as separation pay.

We have a severance plan in place that provides employee severance pay and benefits in the event of an involuntary termination without cause. The amount of severance and benefits is based upon position and length of service with the Company and ranges from a minimum of seven weeks’compensation up to one year’s base salary for senior executives. The Board has approved separate change of control agreements with each of the Named Executive Officers under which, in the event of an involuntary termination related to a change in control of the Company, under certain circumstances, they would receive severance of up to two years’ base salary and target bonus.

COMPENSATION COMMITTEE REPORT 1

The Compensation Committee furnished to the Board the following report on executive compensation for 2004.

Compensation Policy. The Company’s compensation philosophy and program for its executive officers continues to be focused primarily on three general elements: an annual base salary; annual performance-based bonuses; and periodic grants of stock options. Under this approach, which the Company has applied in recent years, two of these three compensation components (the bonus and stock option grants) involve pay that is “at risk.” The annual bonus is based, in significant part, on Company performance. Stock options relate directly to the appreciation in value of the Company stock, thereby better aligning the interests of holders of our stock with the long-term interests of our investors.

We believe that this three-part approach best serves the interests of the Company and its stockholders. It also enables the Company to meet the requirements of the highly competitive environment in which we operate. The Compensation Committee, comprised entirely of independent directors, believes executive officers are compensated in a way that advances both the short- and long-term interests of the stockholders.

•	Base Salary. Base salaries for the Company’s executive officers, other than the Chief Executive Officer, are based on recommendations made by the Company’s Chief Executive Officer which take into account such factors as competitive industry salaries, nature of position, contribution, experience and length of service. The Compensation Committee reviews and approves the compensation and benefits of the Chief Executive Officer and the Board reviews and approves the compensation and benefits of the executive officers.

•	Annual Bonus. Awards of annual bonuses to executive officers, as well as to other bonus-eligible employees, are granted under the Company’s Performance-Based Incentive Bonus Plan, which is administered by the Compensation Committee and has been approved by the stockholders. In the fourth quarter of 2002, the Compensation Committee established 2003 performance targets for this plan. In February 2004, the Compensation Committee determined that the Company exceeded the established 2003 performance targets in most categories. Accordingly, the Compensation Committee approved bonus payments under this plan which exceeded the target levels.

•	Stock Options. The Compensation Committee grants stock options under stockholder approved plans on a selective basis to certain employees in what the Compensation Committee believes to be competitive amounts. In carrying out the Compensation Committee’s guidelines for 2003, management recommended to the Compensation Committee for review and approval, the number of options to be granted, within a range associated with the individual’s position and salary level. All decisions to grant options rest solely with the Compensation Committee.

Chief Executive Officer Compensation. The Compensation Committee considers Mr. Schlotterbeck’s compensation appropriate in light of the continued, significant improvement in the Company’s performance in 2003. We believe the stockholders benefited from this improved performance, based in part through the 149% rise in the price of the Company’s common stock, from a closing price on December 31, 2002 of $6.10 to a closing price on December 31, 2003 of $15.21. In 2003, Mr. Schlotterbeck was paid $512,788 as salary and

_________________

[1] The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act of 1934, as amended (“Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

earned $1,035,000 as a bonus in accordance with the formula and targets established by the Compensation Committee under the Company’s Performance-Based Incentive Bonus Plan.

Deductibility Cap on Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and other executive officers as of the end of any fiscal year. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Compensation paid under our Performance-Based Incentive Bonus Plan is designed to qualify under Section 162 (m) of the Internal Revenue Code. Since that portion of the compensation paid to Mr. Schlotterbeck in excess of $1,000,000 (totaling $547,788) was paid to him under incentive plans previously approved by the stockholders, that portion constitutes a deductible Company expense for income tax purposes under Section 162(m) of the Internal Revenue Code.

The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock options and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. The Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives even if the Company may not deduct all of the compensation. Accordingly, the Board and the Compensation Committee expressly reserve the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.

The Compensation Committee
Hank Brown
Norman M. Dean
Jacqueline B. Kosecoff, Ph.D.
William T. Tumber, Chair

INDEPENDENT AUDITOR INFORMATION

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s consolidated financial statements, audit-related services, tax services and all other services in 2003 and 2002.

Fees	2003	2002
Audit Fees(1)	$932,229	$658,990
Audit-Related Fees(2)	$119,662	$15,234
Tax Fees(3)	$225,825	$342,572
All Other Fees(4)	$11,900	$28,204

             _________________

(1)	For services rendered in connection with: (i) the audit of the Company’s consolidated financial statements included in the Company’s annual reports on Form 10-K for the years ended December 31, 2003 and December 31, 2002; (ii) the review of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q during 2003 and 2002; and (iii) the registration statement covering securities issued in connection with the Company’s 2003 recapitalization (including comfort letters issued to the underwriters).
(2)	For assurance and related services in 2003 and 2002 that were reasonably related to the performance of the audit and review of the Company’s financial statements that were not already reported under Audit Fees above.
(3)	For professional services in 2003 and 2002 in connection with tax compliance, tax advice, tax planning, tax return preparation and tax appeals.
(4)	For products and services in 2003 and 2002 other than as set forth above. These services included subscriptions to online research libraries in 2003 and 2002, legal services in 2002 and import/export consultation in 2002.

Engagement of the Independent Auditors

The Audit Committee has adopted a policy requiring that all services provided by the Company’s independent auditors be pre-approved by the Audit Committee.

Sarbanes Oxley Act of 2002

None of the fees billed to the Company by PricewaterhouseCoopers for services rendered in 2003 are for services prohibited under the Sarbanes-Oxley Act of 2002.

AUDIT COMMITTEE REPORT 2

The charter of the Audit Committee specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the independence and qualifications of PricewaterhouseCoopers LLP, the Company’s independent auditors; and
•	the Company's internal audit function and the independent auditors.

The full text of the Audit Committee charter is attached to this proxy statement as Exhibit C and is available on the Company’s website (www.alarismed.com) under “Investor Relations.”

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors the preparation of quarterly and annual financial reports by the Company's management;
•	supervises the relationship between the Company and its independent auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent auditors; and
•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls and the Company’s internal audit function.

The Audit Committee met four times during 2003. The Audit Committee schedules its meetings with a view to devoting appropriate attention to all of its tasks. The Audit Committee’s meetings include, whenever appropriate, sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent auditors the 2003 consolidated financial statements. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. The Audit Committee discussed with PricewaterhouseCoopers the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. PricewaterhouseCoopers provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers that firm’s independence, including the compatibility of non-audit services provided by PricewaterhouseCoopers with independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and that PricewaterhouseCoopers be appointed independent auditors for the Company for the fiscal year ended December 31, 2004. The Board so approved in February 2004.

The Audit Committee
Hank Brown, Chair
Norman M. Dean
Henry Green

_________________

2 The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any other Company filing under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

COMMON STOCK INFORMATION

The following graph represents a comparison of the cumulative total return from January 1, 1998 to December 31, 2003 among our common stock, the AMEX Market Value Index, the NYSE Market Value Index and an index composed of a representative grouping of companies from SIC Code 3841 (Surgical &Medical Instruments & Apparatus) which had reportable stock performance from December 31, 1998 to December 31, 2003 (the “Industry Index”). The graph has been prepared by an outside consulting firm. The graph assumes an investment of $100 of our common stock and the three indices on January 1, 1998 and the reinvestment of all dividends.

5-YEAR CUMULATIVE TOTAL RETURN 3

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG ALARIS MEDICAL SYSTEMS, INC.,
AMEX MARKET INDEX, NYSE MARKET INDEX AND SIC CODE INDEX

	Fiscal Year Ending
	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03
ALARIS Medical Systems, Inc.	100.00	31.91	5.33	53.62	103.83	258.89
Industry Index	100.00	90.89	105.42	120.06	97.99	145.27
AMEX Market Index	100.00	124.67	123.14	117.47	112.78	153.50
NYSE Market Index	100.00	109.50	112.11	102.12	83.42	108.07

_________________

3 The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any other Company filing under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2004, beneficial ownership of our common stock by: (i) each director; (ii) each executive officer named in the “Summary Compensation Table” above; (iii) all directors and executive officers as a group; and (iv) all persons known by us to be beneficial owners of more than 5% of our common stock. Unless otherwise noted, we believe that each stockholder named in the table has sole voting and investment power with respect to such shares.

Beneficial Owner(1)	Shares Beneficially Owned (not including shares issuable pursuant to options exercisable within 60 days of March 1, 2004)		Shares Issuable Pursuant to Options Exercisable Within 60 Days of March 1, 2004	Total Shares Beneficially Owned	Percentage of Outstanding Shares(2)

Jeffry M. Picower	46,643,209	(3)	–	46,643,209	64.8%
South Ocean Boulevard
Palm Beach, Florida 33480
David L. Schlotterbeck	195,689		1,362,541	1,558,230	2.1%
Hank Brown	5,000		15,933	20,933	*
Norman M. Dean	41,050	(4)	61,559	102,609	0.1%
Henry Green	–		26,665	26,665	*
Jacqueline D. Kosecoff, Ph.D	–		–	–	–
Barry D. Shalov	9,500		–	9,500	*
William T. Tumber	25,000		23,332	48,332	0.1%
William C. Bopp	340,963	(5)	301,579	642,542	0.9%
Jake P. St. Philip	12,722	(6)	253,665	266,387	0.4%
Stuart E. Rickerson	24,618		210,588	235,206	0.3%
Frederic Denerolle	–		143,250	143,250	0.2%
All directors and executive officers
as a group (14 persons)	686,880		2,862,298	3,549,178	4.7%

             _________________

* Less than 0.1%.

(1)	Unless otherwise indicated, the beneficial owner’s address is c/o ALARIS Medical Systems, Inc., 10221 Wateridge Circle, San Diego, California 92121.
(2)	Applicable percentages are based on 71,996,854 shares of the Company’s common stock outstanding on March 1, 2004, adjusted as required by SEC rules.
(3)

Includes 20,079,477 shares of common stock owned by Decisions Incorporated (“Decisions”), 2,489,463 shares of common stock owned by JA Special Partnership Limited (“JA Special”) and 24,074,269 shares of common stock owned by JD Partnership, L.P. (“JD Partnership”). Mr. Picower is the sole stockholder and director of Decisions, which is the sole general partner of JA Special and JD Partnership. With respect to such shares, Mr. Picower shares or has sole voting and investment power and may be deemed to be the beneficial owner.

(4)	Includes 10,050 shares of common stock owned by Mr. Dean’s wife, for which Mr. Dean disclaims beneficial ownership.
(5)	Includes 13,337 shares of common stock purchased through the Company’s 401(k) plan.
(6)	Includes 1,222 shares of common stock held by the Jake P. and Peggy L. St. Philip Trust.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Based upon a review of copies of such reports and written representations that no other reports were required, we believe that all our directors, executive officers and greater-than-10% beneficial owners complied during 2003 with the reporting requirement of Section 16(a) of the Exchange Act, except that one report on Form 4 for each of our executive officers (Messrs. Bopp, Denerolle, Mathews, Murphy, Rickerson, Schlotterbeck and St. Philip and Ms. Grigoriev) was filed four business days late on July 3, 2003, covering options granted to each of them on June 25, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr.Shalov, one of our directors, is a partner at Piper Rudnick LLP, a law firm that performs legal services for the Company. Piper Rudnick performs legal services for the Company primarily as general corporate and securities counsel and, until the case was settled in the second quarter of 2003, as lead counsel in certain patent litigation. The Company paid Piper Rudnick for legal services approximately $3.3 million in 2003, $1.8 million in 2002 and $2.2 million in 2001. Piper Rudnick has also served from time to time as legal counsel to the Company’s largest stockholder, Jeffry Picower, and to other entities controlled by Mr. Picower.

ADDITIONAL INFORMATION

Advance Notice Procedures

Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary (containing information specified in the bylaws about the stockholder and the proposed action) not less than 60 or more than 90 days prior to the first anniversary of the preceding year’s annual meeting – that is, with respect to the 2005 annual meeting, between January 28, 2005 and February 27, 2005. In addition, any stockholder who wishes to propose a director nominee to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must met in order to have a stockholder proposal included in the Company’s proxy statement.

Submission of Stockholder Proposals

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2005 annual meeting of stockholders may do so by following the procedures in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received in writing by the Company’s Secretary no later than November 24, 2004. Proposals should be sent to Secretary, ALARIS Medical Systems, Inc., 10221 Wateridge Circle, San Diego, California 92121. Any proposal not delivered as described above will be considered untimely and the Company will not be required to present it at the 2005 annual meeting.

Proxy Solicitation Costs

The proxy accompanying this proxy statement is solicited by the Board. All of the costs of solicitation of proxies will be paid by the Company. Proxies may be solicited by directors, officers and employees of the Company, none of whom will receive any additional compensation. We may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

Annual Report to Stockholders

Our 2003 annual report to stockholders for the year ended December 31, 2003 is being mailed with this proxy statement to stockholders entitled to notice of the meeting.

Other Matters

As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting and all adjournments thereof, the holders of the proxies named in the accompanying form of proxy have discretionary authority to vote on such matters.

By Order of the Board of Directors, /s/ Stuart E. Rickerson Stuart E. Rickerson Secretary

San Diego, California
March 24, 2004

Exhibit A

ALARIS MEDICAL SYSTEMS, INC.
2004 STOCK INCENTIVE PLAN

1.     Establishment, Purpose and Types of Awards.

                ALARIS Medical Systems, Inc., a Delaware corporation (the "Company"), hereby establishes the ALARIS Medical Systems, Inc. 2004 Stock Incentive Plan (the "2004 Plan").

                The purpose of the 2004 Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services and (ii) enabling the Company to attract, retain and reward the best-available persons.

                The 2004 Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 (“ISOs”) and nonstatutory stock options (“NQSOs”), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards or any combination of the foregoing.

2.     Definitions.

                Under the 2004 Plan, the following definitions apply:

    (a)        “Administrator” means the Board or the committee(s) of the Board or officer(s) appointed by the Board that have authority to administer the 2004 Plan as provided in Section 3 hereof.

    (b)        “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, without limitation, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

    (c)        “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

    (d)        “Award Agreement” means a written document memorializing the terms and conditions of an Award granted pursuant to the 2004 Plan and which shall incorporate the terms of the 2004 Plan.

    (e)        “Board” means the board of directors of the Company.

    (f)        “Cause” as applied to any Grantee means, unless otherwise defined in the Grantee’s employment or service agreement: (i) the conviction of such Grantee for the commission of any felony; (ii) the commission by such Grantee of any crime involving moral turpitude (e.g., larceny, embezzlement) which results in harm to the business, reputation, prospects or financial condition of the Company or any Affiliate; or (iii) the willful neglect, failure or refusal of such individual to carry out his duties, which results in harm to the business, reputation, prospects or financial condition of the Company, or any Affiliate, which neglect, failure or refusal continues for a period of ten (10) consecutive business days following notice thereof, or ten (10) cumulative business days following successive notices thereof, to such individual from the Company; provided, however, that such willful neglect, failure or refusal is not due to the death or disability (i.e., as a result of an injury or sickness such individual is rendered unable to perform his duties as an officer, employee, consultant or independent contractor, as the case may be, on a full-time basis for an extended period) of such individual or illness leading to the death or disability of such individual.

    (g)        “Change of Control” means the occurrence of any of the following:

                     (i)         the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation or by way of the granting of liens or security interests), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Principal Stockholder and his Related Parties;

                    (ii)         the adoption of a plan relating to the liquidation or dissolution of the Company;

                    (iii)         the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principal Stockholder and his Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Common Stock, measured by voting power rather than number of shares;

                    (iv)         the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Common Stock or the common stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Common Stock outstanding immediately prior to such transaction is converted into or exchanged for common stock of the surviving or transferee Person constituting a majority of the outstanding shares of such common stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

                    (v)         the first day on which a majority of the members of the Board are not Continuing Directors.

For purposes of this Section 2(g): (A) “Beneficial Owner” has the meaning in Rule 13d-3 under the Exchange Act; (B) “Continuing Director” means any member of the Board who: (i) was a member of the Board as of the effective date of the 2004 Plan; (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election; or (iii) became a member of the Board as a result of the actions of the Principal Stockholder or a Related Party; provided that at the time the Principal Stockholder or a Related Party took any such action, the Principal Stockholder or a Related Party was the Beneficial Owner of more than 50% of the Common Stock; (C) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity; (D) “Principal Stockholder” means Jeffry M. Picower; and (E) “Related Party” means: (i) any spouse or immediate family member of the Principal Stockholder; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal Stockholder and/or such other Persons referred to in the immediately preceding clause (i).

    (h)        “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

    (i)        “Common Stock” means shares of common stock of the Company, $.01 par value per share.

    (j)        “Exchange Act” means the Securities Act of 1934, as amended.

    (k)        “Fair Market Value” means, with respect to a share of Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. If the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, either: (i) the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange or such other national exchange or market on which the Common Stock is then listed; or (ii) in the absence of such listing on a national exchange or market, as determined in good faith by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the Common Stock is still so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under the 2004 Plan, the term “relevant date” as used in this Section 2(i) means either the date as of which Fair Market

Value is to be determined or the next preceding date on which public trading of the Common Stock occurred, as determined in the Administrator’s discretion.

    (l)        “Grantee” means an individual who is granted an Award under the 2004 Plan.

    (m)        “Performance Measures” means one or more of the following business criteria, as determined by the Administrator: (i) earnings before interest, taxes, depreciation and amortization; (ii) revenues; (iii) net income; (iv) sales; (v) operating earnings or income; (vi) earnings per share; (vii) cash flow; (viii) cash usage; (ix) absolute and/or relative return on equity or assets; (x) pre-tax profits; (xi) earnings growth; (xii) sales growth; (xiii) comparison to peer companies; (xiv) market share benchmarks or growth; (xv) share price benchmarks or growth; (xvi) organizational development activities; (xvii) product quality and reliability measures; (xviii) strategic initiatives; (xix) risk control; (xx) any combination of the foregoing; or (xxi) such other appropriate stockholder-approved measures of performance, including individual measures of performance.

3.     Administration.

    (a)        Administration of the 2004 Plan. The 2004 Plan shall be administered by the Board or by such committee(s) of the Board as may be appointed by the Board from time to time. To the extent allowed by applicable law, the Board by resolution may authorize an officer or officers to grant Awards (other than stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator. To the extent allowed by applicable law, the Administrator may delegate administrative functions to certain committees and individuals as appropriate for the effective administration of the 2004 Plan.

    (b)        Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the 2004 Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the 2004 Plan, prescribe Award Agreements evidencing and establishing the terms of such Awards and establish programs for granting Awards. The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the 2004 Plan, including, without limitation, the authority to:

                     (i)        determine the eligible persons to whom, and the time or times at which, Awards may be granted;

                     (ii)        determine the types of Awards to be granted;

                     (iii)        determine the number of shares to be covered by or used for reference purposes for each Award;

                     (iv)        impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate;

                     (v)        modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that except as provided in Sections 6 or 7(c) of the 2004 Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder);

                     (vi)        accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, without limitation, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any Grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock Award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m);

                     (vii)        establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and

                     (viii)        for any purpose, including, without limitation, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish sub-plans as the Administrator may determine to be necessary in order to implement and administer the 2004 Plan or a sub-plan in foreign countries, and to take any and all other actions it deems necessary or advisable for the proper administration of the 2004 Plan or a sub-plan, including, without limitation, amending, modifying, administering or terminating such sub-plans as the Administrator may determine to be necessary and prescribing, amending and rescinding rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the 2004 Plan and Award agreements and to make all other determinations necessary or advisable for the administration of the 2004 Plan, Award Agreements and all other documents relevant to the 2004 Plan and Awards issued thereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the 2004 Plan.

    (c)        Non-Uniform Determinations. The Administrator’s determinations under the 2004 Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated.

    (d)        Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to all their activities under the 2004 Plan.

    (e)        Indemnification. To the maximum extent permitted by law and by the Company’s charter and bylaws, the members of the Administrator shall be indemnified by the Company for all their activities under the 2004 Plan.

    (f)        Effect of Administrator’s Decision. All actions taken, and decisions and determinations made, by the Administrator on all matters relating to the 2004 Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be final, conclusive and binding on all parties concerned, including the Company, its stockholders, any Grantee and any other employee (including any employee-director) or consultant of the Company, and their respective successors in interest.

4.     Shares Available; Maximum Awards.

                The shares of Common Stock subject to the 2004 Plan shall be unissued shares or reacquired shares, bought on the open market or otherwise. Subject to adjustment as provided in Section 7(c), the number of shares of Common Stock that may be issued pursuant to Awards shall not exceed the sum of: (i) 1,500,000 shares of Common Stock; and (ii) the number of shares of Common Stock, if any: (a) available for future grant under the 1996 Stock Option Plan (the “1996 Plan”) as of the date of the Company’s 2004 annual meeting of stockholders; (b) underlying grants under the 1996 Plan that are forfeited, canceled, expire, become unexercisable or settled in cash without delivery of shares of Common Stock; (c) withheld to pay the exercise price or to satisfy withholding taxes in connection with any grant under the 1996 Plan; or (d) tendered, either actually or through attestation, to pay the exercise price of any Award under the 2004 Plan or any grant under the 1996 Plan or to satisfy withholding taxes in connection with any such Award or grant. The Company shall reserve such number of shares of Common Stock for Awards.

                Subject to adjustment as provided in Section 7(c): (i) the maximum number of shares of Common Stock that may be issued pursuant to Awards intended to be “incentive stock options” within the meaning of Code section 422 shall not exceed 9,600,000; and (ii) the maximum number of shares of Common Stock that may be issued pursuant to any combination of Awards that may be granted during any one calendar year to any one individual is 1,000,000. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

                Any shares of Common Stock covered by an Award (or portion of an Award) that are forfeited or canceled, become unexercisable, expire or are settled in cash, including the settlement of withholding taxes or payment of the exercise price by withholding shares of Common Stock, and any shares of Common Stock that are forfeited back to the Company after delivery because of the failure to meet an Award contingency or condition in connection with any Award, shall be deemed to have not been delivered for purposes of determining the number of shares available for issuance under the 2004 Plan and shall be available for further Awards.

5.     Participation.

                Participation in the 2004 Plan: (i) shall be open to all employees (including employee-directors), officers and other individuals rendering substantial services as a consultant or independent contractor to the Company or any Affiliate, as may be selected by the Administrator from time to time; and (ii) shall not be open to non-employee directors. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.     Awards.

                The Administrator, in its sole discretion, establishes the terms of all Awards granted under the 2004 Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or without respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement. The Administrator may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Grantee by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

    (a)        Stock Options. The Administrator may from time to time grant to eligible participants Awards of ISOs or NQSOs; provided, however, that Awards of ISOs shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation” of the Company as defined in Code sections 424(e) and (f), respectively, and any other individuals who are eligible to receive ISOs under Code section 422. Stock options intended to qualify as ISOs under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but NQSOs may be granted with an exercise price less than Fair Market Value. No stock option shall be an ISO unless so designated by the Administrator at the time of grant or in the Award Agreement evidencing such stock option. To the extent the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year exceeds the statutory limit, the ISOs or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQSOs.

    (b)        Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). A SAR entitles the Grantee to receive, subject to the provisions of the 2004 Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. If upon settlement of the exercise of an SAR a Grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

    (c)        Stock Awards.

                     (i)        The Administrator may from time to time grant unrestricted or restricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be denominated in Common Stock or other securities, stock-equivalent units (commonly referred to as phantom stock), securities or debentures convertible into Common Stock, or any combination of the foregoing, and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

                     (ii)        The Administrator may grant stock Awards in a manner constituting “qualified performance-based compensation” within the meaning of Code section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. The Administrator, in its sole discretion, may make adjustments in the method of calculating attainment of Performance Measures and/or performance targets and/or modify the performance results upon which Awards are based (in each such case, due to: changes in tax laws, generally accepted accounting principles and/or accounting policies; restatement of prior period financial results; or any other matter which is unusual, non-recurring or creates unintended results that obtain or arise from events not anticipated when the Performance Measures and performance targets were established; so long as, in each case, all compensation awarded hereunder remains “qualified performance-based compensation” under Code section 162(m).

7.     Other Governing Provisions.

    (a)        Award Terms. All Awards granted shall be evidenced by an Award Agreement (which need not be the same for each Grantee), approved by the Administrator which shall incorporate the following express terms and conditions and such other terms and conditions as are set forth in the 2004 Plan, and such other terms and conditions as shall be determined by the Administrator in its sole and absolute discretion which are not inconsistent with the terms of the 2004 Plan:

                     (i)        Unless terminated earlier, the term of any Award shall be specified in the Award Agreement but shall be no greater than ten (10) years from the date of grant;

                     (ii)        The Administrator shall have the discretion to accelerate vesting upon termination of employment of a Grantee or upon such other event as it deems appropriate;

                     (iii)        No Award or interest therein may be pledged, hypothecated, encumbered or otherwise made subject to execution, attachment or similar process, and no Award or interest therein shall be assignable or transferable by the holder otherwise than by will or by the laws of descent and distribution or to a beneficiary upon the death of a Grantee, and an Award shall be exercisable during the lifetime of the holder only by the Grantee or by his or her guardian or legal representative, except that an Award (other than an ISO) may be transferred to one or more transferees during the lifetime of the Grantee, and may be exercised by such transferee in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Administrator pursuant to the express terms of the Award Agreement. A transferee or other person claiming any rights under the 2004 Plan from or through any Grantee shall be subject to all terms and conditions of the 2004 Plan and any Award Agreement applicable, except as otherwise determined by the Administrator; and

                     (iv)        Awards may be granted to eligible participants for no consideration or such minimum consideration as may be required by law, as the Administrator shall determine in its sole discretion. As determined in the sole discretion of the Administrator, Award Agreements may permit payment by cash, Common Stock, any combination of cash and Common Stock or any other form of legal consideration consistent with applicable law, including the execution and delivery of a full recourse promissory note to the Company by Grantees who are neither executive officers nor directors of the Company.

    (b)        Tax Liability and Withholding. Grantees and holders of Awards shall pay to the Company, in a manner satisfactory to the Administrator, any taxes (including any foreign and social taxes) required to be withheld in respect of Awards no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Grantee or holder of an Award. In the event that payment to the Company of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

    (c)             Adjustments for Corporate Transactions and Other Events.

                     (i)        Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, then (A) the maximum number of shares of Common Stock subject to the 2004 Plan pursuant to Section 4, the maximum number of shares of Common Stock available for issuance as ISOs pursuant to Section 4 and the maximum number of shares of Common Stock that may be granted during any one calendar year to any Grantee pursuant to Section 4 and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

                     (ii)        Non-Change of Control Transactions. Except with respect to the transactions set forth in Section 7(c)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change of Control of the Company, the Administrator, in its discretion and without the consent of the holders of Awards, may make: (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the 2004 Plan, in the aggregate and with respect to any individual during any one calendar year of the Company, as provided in Section 4 of the 2004 Plan; and (B) any adjustments in outstanding Awards, including, without limitation, modifying the number, kind and price of securities subject to Awards.

                     (iii)        Change of Control Transactions. In the event of any transaction resulting in a Change of Control of the Company:

                           (A)                 Unless otherwise determined by the Administrator at the time of Award or by amendment with the Grantee’s consent, all Awards not vested on or prior to the effective time of any such Change of Control shall vest immediately prior to such effective time.

                           (B)                    Unless otherwise determined by the Administrator in the Award Agreement or at the time of the Change of Control, outstanding stock options and other Awards that are payable in or convertible into Common Stock under the 2004 Plan will terminate upon the effective time of such Change of Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. The outstanding stock options and other Awards that will terminate upon the effective time of the Change of Control shall become fully vested immediately before the effective time of the Change of Control, and, the holders of stock options and other Awards under the 2004 Plan will be permitted, immediately before the Change of Control, to exercise or convert all portions of such stock options or other Awards under the 2004 Plan that are then exercisable or convertible, or which become exercisable or convertible, upon or prior to the effective time of the Change of Control; provided, however, that no such Award termination shall occur unless a Grantee shall have been given five (5) business days, following prior written notice, to exercise such Grantee’s outstanding vested Awards at the effective time of the Change of Control, or at the discretion of the Administrator to receive cash in an amount per share of Common Stock subject to such Award equal to the amount by which the Award (determined on a fully diluted basis and taking into account the exercise price, as determined by the Administrator) in the Change of Control exceeds the per share exercise price of such Award.

                            (C)              The Administrator, in its sole and absolute discretion, may make such additional provisions for the assumption of outstanding Awards, or the substitution for outstanding Awards of new incentive Awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights.

                     (iv)        Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan.

    (d)        Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the 2004 Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees (including employee-directors), officers or consultants of the

Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

    (e)        Termination, Amendment and Modification. The Board may terminate, amend or modify the 2004 Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the 2004 Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the 2004 Plan prior to the date of such termination.

    (f)        Non-Guarantee of Employment or Service. Nothing in the 2004 Plan or in any Award Agreement shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time, with or without cause or notice, and whether or not such termination results in: (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the Grantee’s interests under the 2004 Plan.

    (g)        Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the 2004 Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

    (h)        No Trust or Fund Created. Neither the 2004 Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Grantee or any other person. To the extent that any Grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

    (i)        Governing Law. The validity, construction and effect of the 2004 Plan, Award Agreements, any rules, regulations, determinations or decisions made by the Administrator relating to the 2004 Plan or Award Agreements and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

8.     Effective Date; Termination Date. The 2004 Plan is effective on the date it is approved by the stockholders. No Award shall be granted under the 2004 Plan after the close of business on February 23, 2014. Subject to other applicable provisions of the 2004 Plan, all Awards made under the 2004 Plan prior to such termination of the 2004 Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the 2004 Plan and the terms of such Awards.

Exhibit B

ALARIS Medical Systems, Inc.

Non-Employee Director Stock Option Plan

Section 1. Name

The name of this Plan, effective as of May 22, 2002, is the Non-Employee Director Stock Option Plan. This Plan is a continuation, and amendment and restatement, of the Third Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended effective April 17, 2000.

Section 2. Definitions

For the purposes of the Plan, the following terms shall be defined as set forth below:

    (a)        “Board” means the board of directors of the Company.

    (b)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury regulations promulgated thereunder.

    (c)        “Committee” means the committee appointed by the Board to administer the Plan as provided in Section 4(a).

    (d)        “Common Stock” means the $.01 par value common stock of the Company or any security of the Company identified by the Committee as having been issued in substitution or exchange therefor or in lieu thereof.

    (e)        “Company” means ALARIS Medical Systems, Inc., a Delaware corporation.

    (f)        “Effective Date” means September 7, 1990.

    (g)        “Employee” means an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code.

    (h)        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

    (i)        “Fair Market Value” of a Share as of a specified date means, except as otherwise reasonably determined by the Committee based on reported prices of a Share, (i) the average of the highest and lowest market prices of a Share on such date as reported in the American Stock Exchange (or the principal exchange on which the Shares are then traded) composite transactions published in the Eastern Edition of The Wall Street Journal or, if no trading of Common Stock is reported for that day, the next preceding day on which trading was reported, or (ii) if the Shares are traded in the over-the-counter market, the average of the highest bid and lowest asked prices per Share on the specified date (or the next preceding date on which trading was reported) as reported through the NASDAQ system or any successor thereto. “Non-Employee Director” means an individual who: (i) is now, or hereafter becomes, a member of the Board; (ii) is neither an Employee nor an Officer (other than an officer who does not receive a salary as an officer) of the Company or of any Subsidiary on the date of the grant of the NQSO; and (iii) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Corporate Secretary of the Company and the Chairman of the Committee within thirty days after his initial election or appointment to the Board to decline to participate in the Plan.

    (k)        “NQSO” means an option granted under this Plan, which option is not qualified under Section 422 of the Code.

    (l)        “Officer” means an individual elected or appointed by the Board or by the board of directors of a Subsidiary, or chosen in such other manner as may be prescribed by the by-laws of the Company or a Subsidiary, as the case may be, to serve as such.

    (m)        “Participant” means a Non-Employee Director who is granted a NQSO under the Plan.

    (n)        “Plan” means this Non-Employee Director Stock Option Plan, as amended from time to time.

    (o)        “Retainer” means the fixed fee payable to a Non-Employee Director in effect on the first day of each calendar quarter for which such fee is payable for services to be rendered as a Non-Employee Director during such calendar quarter, excluding meeting fees.

    (p)        “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor or replacement rule adopted by the Securities and Exchange Commission.

    (q)        “Share” means one share of Common Stock, adjusted in accordance with Section 9(b), if applicable.

    (r)        “Stock Option Agreement” means the written agreement between the Company and the Participant that contains the terms and conditions pertaining to the NQSO.

    (s)        “Subsidiary” means any corporation or entity of which the Company, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of the total combined voting power of all classes of its stock having voting power, unless the Committee shall determine that any such corporation or entity shall be excluded hereunder from the definition of the term Subsidiary.

Section 3. Purpose

The purpose of the Plan is to enable the Company to provide incentives, which are linked directly to increases in stockholder value, to Non-Employee Directors in order that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company.

Section 4. Administration

     (a)        Composition of the Committee

The Plan shall be administered by a Committee appointed by the Board consisting of no less than two individuals. Members of the Committee need not be members of the Board, Officers or Employees of the Company. Members of the Committee shall not be entitled to participate in the Plan. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

     (b)        Actions by the Committee

The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (c)        Powers of the Committee

The Committee shall have the authority to administer the Plan in its sole and absolute discretion; PROVIDED, HOWEVER, that the Committee shall have no authority to grant NQSOs, to determine the number of Shares subject to NQSOs or the price at which each Share covered by a NQSO may be purchased pursuant to the Plan, all of which shall be automatic as described in Section 8. To this end, the Committee is authorized to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the foregoing, any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person validly claiming under or through a Participant.

     (d)        Liability of Committee Members

No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any grant or exercise of a NQSO thereunder.

     (e)        NQSO Accounts

The Company will maintain a separate account record for each Participant. Whenever NQSOs are granted to or exercised by a Participant, the Participant’s account shall be appropriately credited or debited. Appropriate adjustment shall also be made with respect to each account in the event of an adjustment pursuant to Section 9(b).

Section 5. Effective Date and Term of the Plan

     (a)        Effective Date of the Plan

The Plan in its original form was adopted by the Board on July 12, 1990, and became effective on September 7, 1990. The Plan was subsequently amended several times, with each such amendment approved by the stockholders of the Company, and the last such amendment becoming effective April 17, 2000. The Plan, as set forth in this amendment and restatement, was adopted by the Board on February 26, 2002, to become effective as of May 22, 2002, subject to approval by the stockholders of the Company at a meeting duly called and held within twelve months following the date of Board approval.

     (b)        Term of the Plan

No NQSO shall be granted pursuant to the Plan on or after May 22, 2007, but NQSOs granted before then may extend beyond that date.

Section 6. Shares Subject to the Plan

The maximum aggregate number of Shares which may be subject to NQSOs granted to Non-Employee Directors under the Plan during its term shall be 1,000,000. The limitation on the number of Shares which may be subject to NQSOs under the Plan shall be subject to adjustment as provided in Section 9(b). If any NQSO granted under the Plan expires or is terminated for any reason without having been exercised in full, the Shares allocable to the unexercised portion of such NQSO shall again become available for grant pursuant to the Plan. At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of Shares as the Company is obligated to issue upon the exercise of all then outstanding NQSOs.

Section 7. Source of Shares Issued Under the Plan

Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, as determined in the sole and absolute discretion of the Committee. No fractional Shares shall be issued under the Plan.

Section 8. Non-Qualified Stock Option

     (a)        Grant of NQSOs

An individual who first becomes a Non-Employee Director on or after May 22, 2002, shall be granted automatically NQSOs to purchase 20,000 Shares on the next succeeding business day after becoming a Non-Employee Director. In addition, (i) NQSOs to purchase 20,000 Shares shall be granted automatically to each Non-Employee Director on each anniversary date of his preceding automatic NQSO grant (the “Anniversary Date”) under the Plan and every year thereafter during the term of the Plan, provided that said Non-Employee Director continues to be a member of the Board on the date of each such additional grant; and (ii) any Non-Employee Director who had an Anniversary

Date that occurred on or after January 1, 2002 and before May 22, 2002, with respect to which the Non-Employee Director received an automatic grant of NQSOs to purchase 10,000 Shares, shall be granted automatically NQSOs to purchase 10,000 Shares on the next succeeding business day after May 22, 2002. NQSOs shall be granted in the aforesaid manner until the date on which the Shares available for grant shall no longer be sufficient to permit grants of NQSOs covering 20,000 Shares to be made to each Non-Employee Director entitled to a grant as of such date, in which event the Shares then available for grant shall be allocated on a PRO RATA basis among the Non-Employee Directors entitled to a grant of NQSOs as of such date.

     (b)        Exercise Price

The price at which each Share covered by a NQSO may be purchased pursuant to this Plan shall be equal to the Fair Market Value of a Share on the date of the NQSO grant.

     (c)        Terms and Conditions

All NQSOs granted pursuant to the Plan shall be evidenced by a Stock Option Agreement (which need not be the same for each Participant or NQSO), approved by the Committee which shall be subject to the following express terms and conditions and to the other terms and conditions specified in this Section 8, and to such other terms and conditions as shall be determined by the Committee in its sole and absolute discretion which are not inconsistent with the terms of the Plan:

                     (i)        except as set forth in Sections 8(a) and 10, all NQSOs granted to a Participant shall vest and become first exercisable at the rate of one-third of the Shares subject to the NQSOs for each twelve month period of continuous service on the Board (from the date of grant of the NQSO) by such Participant, rounded down to the nearest whole number for each of the first two twelve month periods and rounded up to the nearest whole number for the third twelve month period of service;

                     (ii)        the failure of a NQSO to vest for any reason whatsoever shall cause the NQSO to expire and be of no further force or effect;

                     (iii)        unless terminated earlier pursuant to Sections 8(f) or 10, the term of each NQSO granted on or after May 22, 2002 shall be ten years from the date of grant;

                     (iv)        no NQSO or interest therein may be pledged, hypothecated, encumbered or otherwise made subject to execution, attachment or similar process, and no NQSO or interest therein shall be assignable or transferable by the holder otherwise than by will or by the laws of descent and distribution or to a beneficiary upon the death of a Participant, and an NQSO shall be exercisable during the lifetime of the holder only by him or by his guardian or legal representative, except that a NQSO may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferee in accordance with the terms of such NQSO, subject to any terms and conditions which the Committee may impose thereon. A transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Stock Option Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee; and

                     (v)        payment for the Shares to be received upon exercise of a NQSO may be made in cash or in Shares (determined with reference to their Fair Market Value on the date of exercise), or any combination thereof.

     (d)        Additional Means of Payment

Any Stock Option Agreement may, in the sole and absolute discretion of the Committee, permit payment by any other form of legal consideration consistent with applicable law and any rules and regulations relating thereto, including, but not limited to, the execution and delivery of a full recourse promissory note by the Participant to the Company.

     (e)        Exercise

The holder of a NQSO may exercise the same by filing with the Corporate Secretary of the Company a written election, in such form as the Committee may determine, specifying the number of Shares with respect to which such NQSO is being exercised. Such notice shall be accompanied by payment in full of the exercise price for such Shares. Notwithstanding the foregoing, the Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option with respect to the full number of Shares as to which the Option is then exercisable.

    (f)        Termination of NQSOs.

NQSOs granted under the Plan shall be subject to the following events of termination:

                     (i)        in the event a Participant is removed from the Board for cause, all unexercised NQSOs held by such Participant on the date of such removal (whether or not vested) will expire immediately;

                     (ii)        in the event a Participant is no longer a member of the Board, other than by reason of removal for cause, all NQSOs which remain unvested at the time the Participant is no longer a member of the Board shall expire immediately, and all NQSOs which have vested prior to such time shall expire twelve months thereafter unless by their terms they expire sooner; and

                     (iii)        in the event a Participant becomes an Officer or Employee of the Company or a Subsidiary (whether or not such Participant remains a member of the Board) all NQSOs which remain unvested on the date such Participant becomes an Officer or Employee of the Company shall expire immediately, and all NQSOs which have vested prior to such date shall expire twelve months thereafter unless by their terms they expire sooner.

Section 9. Recapitalization

     (a)        Corporate Flexibility

The existence of the Plan and the NQSOs granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company, in their sole and absolute discretion, to make, authorize or consummate any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, common stock, preferred or prior preference stocks ahead of or affecting the Company’s capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other grant of rights, issuance of securities, transaction, corporate act or proceeding and notwithstanding the fact that any such activity, proceeding, action, transaction or other event may have, or be expected to have, an impact (whether positive or negative) on the value of any NQSO or underlying Shares.

     (b)        Adjustments Upon Changes in Capitalization

Except as otherwise provided in Section 10 below, in the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split or recapitalization, the Committee shall make proportionate adjustments with respect to: (i) the aggregate number of Shares available for issuance under the Plan; (ii) the number of shares subject to each grant under the Plan; (iii) the number and exercise price of Shares subject to outstanding NQSOs; and (iv) such other matters as shall be appropriate in light of the circumstances; PROVIDED, HOWEVER, that the number of Shares subject to any NQSO shall always be a whole number.

Section 10. Changes of Control

In the event of a Change of Control (as defined below), all NQSOs not vested on or prior to the effective time of any such Change of Control shall vest immediately prior to such effective time. Unless otherwise determined by the Committee at the time of a Change of Control, in the event of a Change of Control all outstanding NQSOs shall terminate and cease to be outstanding immediately following the Change of Control; PROVIDED, HOWEVER, that no such NQSO termination shall occur unless a Participant shall have been given five business days, following prior written notice, to exercise such Participant’s outstanding vested NQSOs at the effective time of the Change of Control, or to receive cash in an amount per Share subject to such NQSOs equal to the amount by which the price paid for a Share (determined on a fully diluted basis and taking into account the exercise price, as determined by the Committee) in the Change of Control exceeds the per share exercise price of such NQSOs. The Committee in its discretion may make provisions for the assumption of outstanding NQSOs, or the substitution for outstanding NQSOs of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights.

A “Change of Control” will be deemed to occur on the date any of the following events occur:

    (a)        any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company, any Subsidiary and Jeffry M. Picower (including, any of his Affiliates and any lineal descendant of Mr. Picower, any widow or then current spouse of Mr. Picower or of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, any entity which is at least 90% beneficially owned by any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing (the “Picower Group”))) beneficially own (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities of the Company or any Significant Subsidiary (as defined below) representing greater than 10% of the total combined voting power of the Company or the Significant Subsidiary entitled to vote in the election of the board of directors of the Company or the Significant Subsidiary; PROVIDED, HOWEVER, that such event shall not constitute a Change of Control unless and until the combined voting power of such securities owned beneficially, directly or indirectly, by such person or persons is greater than the combined voting power of all such securities owned beneficially, directly or indirectly, by Mr. Picower and the Picower Group;

    (b)        persons other than the Current Directors (as herein defined) constitute a majority of the members of the Board (for these purposes, a “Current Director” means any member of the Board as of May 1, 1997, and any successor of any such member whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the Current Directors then on the Board or by Mr. Picower or the Picower Group);

    (c)        the consummation of (i) a plan of liquidation of all or substantially all of the assets of the Company or any Subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”), or (ii) an agreement providing for the merger or consolidation of the Company or a Significant Subsidiary (A) in which the Company or a Significant Subsidiary is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all Shares of the Company or common stock in the Significant Subsidiary outstanding immediately prior to the effectiveness thereof are changed into or exchanged for all or substantially all of the common stock of the surviving corporation and (if the Company ceases to exist) the surviving corporation assumes all the NQSO, or (B) pursuant to which, even though the Company is the continuing or surviving corporation, the Shares of the Company or common stock in the Significant Subsidiary are converted into cash, securities or other property; PROVIDED, HOWEVER, that no “Change of Control” shall be deemed to occur as the result of a consolidation or merger of the Company or a Significant Subsidiary in which the holders of the Shares of the Company immediately prior to the consolidation or merger have, as a result thereof, directly or indirectly, at least a majority of the combined voting power of all classes of voting stock of the continuing or surviving corporation or its parent immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation or its parent; or

    (d)        the consummation of an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company or a Significant Subsidiary other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Shares immediately prior to such sale or disposition.

Section 11. Securities Law Requirements

No Shares shall be issued under the Plan unless and until: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or national market system on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirements of any state securities laws or stock exchange.

Section 12. Amendment and Termination

     (a)        Modifications to the Plan

The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to NQSOs, suspend or terminate the Plan or, subject to Sections 8(a) and 8(b), revise or amend the Plan in any respect whatsoever. However, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law or regulation if such amendment were not approved by the stockholders of the Company shall not be effective unless and until such approval is obtained.

     (b)        Rights of Participant

No amendment, suspension or termination of the Plan or of any NQSO that would adversely affect the right of any Participant with respect to a NQSO previously granted under the Plan will be effective without the written consent of the affected Participant.

Section 13. Miscellaneous

     (a)        Stockholders' Rights

No Participant and no beneficiary or other person claiming under or through such Participant shall acquire any rights as a stockholder of the Company by virtue of such Participant having been granted a NQSO under the Plan. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any NQSO, except as to Shares, if any, that have been issued or transferred to such Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise.

     (b)        Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Board from adopting other compensation arrangements, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

     (c)        Treatment of Proceeds

Proceeds realized from the exercise of NQSOs under the Plan shall constitute general funds of the Company.

     (d)        Costs of the Plan

The costs and expenses of administering the Plan shall be borne by the Company.

     (e)        No Right to Continue as Director

Nothing contained in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a member of the Board or affect the right of the Company, the Board or the stockholders of the Company to terminate the directorship of any Participant at any time with or without cause.

     (f)        Severability

The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     (g)        Governing Law

    The        Plan and all actions taken thereunder shall be enforced, governed and construed by and interpreted under the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State without giving effect to the principles of conflict of laws thereof.

     (h)        Headings

The headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

Exhibit C

ALARIS Medical Systems, Inc.

AUDIT COMMITTEE CHARTER

Under the by-laws of ALARIS Medical Systems, Inc. (the “Company”), the Board of Directors (the “Board”) may appoint committees and confer powers on such committees. The Audit Committee is one such committee.

The Audit Committee has adopted and the Board has ratified this charter (the “Charter”) to define its composition, responsibilities and operation. The Audit Committee reviews and assesses its performance and the adequacy of the Charter on an annual basis and reports the results of such review and assessment to the Board. The Charter will be disclosed to the Company’s stockholders as frequently as required under applicable laws or regulations, including the rules and regulations adopted by the Securities and Exchange Commission (“SEC Rules”) and the rules and regulations of the New York Stock Exchange (“NYSE Rules”).

GENERAL STATEMENT OF PURPOSE

The purpose of the Audit Committee is to assist the Board in its oversight of: (i) the integrity of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent public accountants (the “Independent Auditors”); and (iv) the Company’s internal audit function and the Independent Auditors.

The Audit Committee prepares the report required by SEC Rules to be included in the Company’s annual proxy statement.

APPOINTMENT

The Board appoints, upon the recommendation of the Nominating and Governance Committee, three or more directors of the Company to constitute the Audit Committee, which serves at the pleasure of the Board and meets the requirements of the SEC Rules and the NYSE Rules. Vacancies in the membership of the Audit Committee will be filled in like manner.

MEMBERSHIP

Each member of the Audit Committee will meet the independence requirements established by the SEC Rules and the NYSE Rules. Additionally, each Audit Committee member will be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. The Board will endeavor to appoint at least one member of the Audit Committee who will have such accounting and/or financial expertise so as to qualify such individual as an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K adopted by the SEC.

DUTIES AND RESPONSIBILITIES

The Audit Committee has the sole authority to appoint or replace the Independent Auditors (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the Independent Auditors (including resolution of disagreements between management and the Independent Auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Independent Auditor must report directly to the Audit Committee.

The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Independent Auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are approved by the Audit Committee prior to completion of the audit. The Chair of the Audit Committee, or any subcommittee of the Audit Committee so authorized by the Audit Committee, has the authority to grant preapprovals of audit and permitted non-audit services, provided that any decision to pre-approve such services will be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has the authority to retain independent legal, accounting or other advisers as it determines necessary to carry out its duties. The Company provides for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to the Independent Auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee will:

A.     Oversight of the Company’s Relationship with the Independent Auditors

    1.        At least annually, obtain and review a report by the Independent Auditors describing: (i) the firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and (iii) in order to assess the Independent Auditors’ independence, all relationships between the Independent Auditors and the Company.

    2.        Evaluate the Independent Auditors’ qualifications, performance and independence, including considering whether the Independent Auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the Independent Auditors’ independence, taking into account the opinions of management and the Company’s internal auditors.

    3.        Review and evaluate the lead partner of the Independent Auditors’ team.

    4.        Present its conclusions with respect to the Independent Auditors to the full Board.

    5.        Ensure the rotation of the audit partner as required by law.

    6.        Recommend to the Board policies for the Company’s hiring of employees or former employees of the Independent Auditors.

    7.        Prior to the audit, meet with the Independent Auditors and the Company’s management to review the scope of the audit and to obtain an understanding of: (i) the annual financial reporting requirements of the Company; (ii) the Company’s accounting, financial and operating controls upon which the independent public accountants base the scope of their audits; (iii) the extent and nature of internal audit procedures and how this activity is coordinated with the work of the Independent Auditors; (iv) the significance to the Independent Auditors of separate operations in multi-location companies, the reasons for the Independent Auditors’ selection of certain locations to be visited and their system of rotating audit locations from year to year; and (v) the extent to which independent public accountants other than the principal independent public accountants are used and the reasons therefor.

B. Financial Statements and Disclosure Matters

    1.        Review and discuss with management and the Independent Auditors the Company’s annual audited financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

    2.        Review and discuss with management and the Independent Auditors the Company’s quarterly financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the results of the Independent Auditors’ review of the quarterly financial statements.

    3.        Discuss with management and the Independent Auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s quarterly and annual financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

    4.        Review and discuss reports from the Independent Auditors on: (i) critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatment, and the treatment preferred by the Independent Auditors; and (iii) other material written communications between the Independent Auditors and management, such as any management letter or schedule of unadjusted differences.

    5.        Discuss with management the Company’s earnings press releases, including any non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally by discussing the types of information to be disclosed and the type of presentation to be made, and it is not necessary to discuss in advance each earnings release or earnings guidance.

    6.        Discuss with management and the Independent Auditors the effect of recent accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements.

    7.        Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

    8.        Discuss with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 (Communications with Audit Committees) relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

    9.        Review and discuss with management its assessment of the effectiveness of the Company’s internal controls and any fraud involving management or other employees who have a significant role in the Company’s internal controls as well as disclosures made regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein.

C. Oversight of the Company’s Internal Audit Function

    1.        Review the appointment and replacement of the Company’s senior internal auditor.

    2.        Review and approve the annual objectives, audit plan and budget of the internal audit function.

    3.        Review any significant findings by the Company’s internal auditors and management’s responses thereto.

D. Compliance Oversight Responsibilities

    1.        Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

    2.        Discuss with management and the Independent Auditors any correspondence from regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

    3.        Discuss with the Company’s general counsel legal matters that may have an impact on the financial statements or the Company’s compliance policies.

MEETINGS

The Audit Committee meets at stated times, but not less frequently than quarterly, the Audit Committee meets periodically with management, the Company’s internal auditors and the Independent Auditors. The Audit Committee may request any officer or employee of the Company or the Independent Auditor to attend a meeting of the Audit Committee or to meet with any advisers to the Audit Committee. Periodically, the Audit Committee meets separately, with management, with the Company’s internal auditors and with the Independent Auditors.

QUORUM/VOTING

A majority of the Audit Committee constitutes a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum will be the act of the Audit Committee.

MINUTES

The Audit Committee keeps regular minutes of its proceedings and makes copies thereof available to the Board at its meetings.

COMMUNICATING THE RESULTS OF THE
AUDIT COMMITTEE’S ACTIVITIES TO THE FULL BOARD

The Audit Committee reports regularly to the full Board. The agenda for Audit Committee meetings, together with any background material, form the basis for a report to the Board regarding the topics covered and conclusions reached by the Audit Committee. Minutes of Audit Committee meetings become a part of the records of the Board.

LIMITATION ON RESPONSIBILITIES

While the Audit Committee has the responsibilities and powers set forth above in this Charter, it is not the duty or responsibility of the Audit Committee:

                      (i)                  to plan or conduct audits;

                      (ii)                to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This determination remains the responsibility of management with the Independent Auditors having the responsibility to audit the annual financial statements;

                      (iii)               to conduct investigations; or

                      (iv)               to assure compliance with the Company’s internal policies, accounting rules and other applicable laws and regulations.

ALARIS MEDICAL SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned stockholder of ALARIS MEDICAL SYSTEMS, INC. (the “Company”) hereby appoints Norman M. Dean, David L. Schlotterbeck and William C. Bopp as proxies, with the power to act without the other and with full power of substitution, to vote all shares of common stock of the Company that the undersigned would be entitled to vote at the 2004 annual meeting of stockholders of the Company, and any postponement or adjournment of the meeting.

(Continued and to be signed on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

ALARIS MEDICAL SYSTEMS, INC.

April 28, 2004

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-	COMPANY NUMBER

INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.	ACCOUNT NUMBER

-OR-

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your control number available when you call.

↓  Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.  ↓

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSALS 1 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK
INK AS SHOWN HERE ☒

PROPOSAL 1. Election of directors:

		NOMINEES:		FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	( )Hank Brown ( )Norman M. Dean ( )Henry Green ( )Jacqueline B. Kosecoff, Ph.D. ( )David L. Schlotterbeck	PROPOSAL 2. Approval of 2004 Stock Incentive Plan.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		PROPOSAL 3. Approval of amendment to Non-Employee Director Stock Option Plan.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)		PROPOSAL 4. Ratification of appointment of PricewaterhouseCoopers LLP as independent auditors for 2004	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •	This proxy will be voted as specified by the undersigned. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 THROUGH 4 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, AND ANY POSTPONEMENT OR ADJOURNMENT OF THE MEETING.

If this proxy covers shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the ALARIS Medical Systems, Inc. Retirement Investment Plan (the “Plan”), then this proxy, when properly executed, will be voted as directed, or, if no direction is given to the Trustee by April 22, 2004, the Plan's Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan."

	MARK THE “WILL ATTEND” BOX HERE IF YOU PLAN TO ATTEND THE MEETING.	WILL ATTEND ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as executor, administrator, attorney, trustee, guardian or executive officer, please provide your full title. If the signer is a partnership, please have an authorized person sign in the partnership name.